                            SECURITIES PURCHASE AGREEMENT



                                    BY AND BETWEEN



                            INSIGHT HEALTH SERVICES CORP.

                                         AND

                               GENERAL ELECTRIC COMPANY






                                   OCTOBER 14, 1997

                                  TABLE OF CONTENTS
                                                                         PAGE


ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.1 Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . 15
    2.1 Purchase and Sale of Securities. . . . . . . . . . . . . . . . . . 15
    2.2 Consideration for Securities.. . . . . . . . . . . . . . . . . . . 15
    2.3 Private Placement Fee. . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE III CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.1 Closings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.2 Deliveries by the Company at the First Closing.. . . . . . . . . . 16
    3.3 Deliveries by the Purchaser at the Closing.. . . . . . . . . . . . 16
    3.4 Second Closing.. . . . . . . . . . . . . . . . . . . . . . . . . . 17
    3.5 Form of Documents and Instruments. . . . . . . . . . . . . . . . . 17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . 17
    4.1 Organization of the Company. . . . . . . . . . . . . . . . . . . . 17
    4.2 Capitalization of the Company. . . . . . . . . . . . . . . . . . . 18
    4.3 Authorization of Issuance. . . . . . . . . . . . . . . . . . . . . 19
    4.4 Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    4.5 Noncontravention.. . . . . . . . . . . . . . . . . . . . . . . . . 20
    4.6 Consents.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    4.7 Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    4.8 Employee Benefit Plans and Other Agreements. . . . . . . . . . . . 22
    4.9 Governmental Filings.. . . . . . . . . . . . . . . . . . . . . . . 25
    4.10 Financial Statements and Reports. . . . . . . . . . . . . . . . . 26
    4.11 Absence of Undisclosed Liabilities: Guarantees. . . . . . . . . . 26
    4.12 Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . 27
    4.13 Compliance With Laws. . . . . . . . . . . . . . . . . . . . . . . 28
    4.14 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    4.15 True and Complete Disclosure. . . . . . . . . . . . . . . . . . . 29
    4.16 Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    4.17 Environmental Matters.. . . . . . . . . . . . . . . . . . . . . . 31
    4.18 Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    4.19 Real Property and Leaseholds. . . . . . . . . . . . . . . . . . . 33
    4.20 Tangible Assets.. . . . . . . . . . . . . . . . . . . . . . . . . 33
    4.21 Contracts and Commitments.. . . . . . . . . . . . . . . . . . . . 34
    4.22 Books and Records.. . . . . . . . . . . . . . . . . . . . . . . . 35
    4.23 Labor Matters.. . . . . . . . . . . . . . . . . . . . . . . . . . 35
    4.24 Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    4.25 Intellectual Property.. . . . . . . . . . . . . . . . . . . . . . 36

    4.26 Securities Offerings. . . . . . . . . . . . . . . . . . . . . . . 36
    4.27 No Other Agreements to Sell the Assets or the Company.. . . . . . 37
    4.28 No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    4.29 Accounts and Notes Receivable.. . . . . . . . . . . . . . . . . . 37
    4.30 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    4.31 Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 37
    4.32 No Research Grants. . . . . . . . . . . . . . . . . . . . . . . . 38
    4.33 Certain Regulatory Matters. . . . . . . . . . . . . . . . . . . . 38
    4.34 Certain Additional Regulatory Matters.. . . . . . . . . . . . . . 38
    4.35 Medicare/Medicaid Participation.. . . . . . . . . . . . . . . . . 39
    4.36 Compliance with Medicare/Medicaid and Insurance Programs. . . . . 40

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . . . . . . . 40
    5.1 Organization of the Purchaser. . . . . . . . . . . . . . . . . . . 40
    5.2 Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    5.3 Noncontravention.. . . . . . . . . . . . . . . . . . . . . . . . . 41
    5.4 Consents and Appeals.. . . . . . . . . . . . . . . . . . . . . . . 41
    5.5 Purchase for Investment. . . . . . . . . . . . . . . . . . . . . . 41
    5.6 No Brokers.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    5.7 No Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE VI COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    6.1 Best Efforts.. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    6.2 Restrictive Agreements Prohibited. . . . . . . . . . . . . . . . . 43
    6.3 Continuing Operations. . . . . . . . . . . . . . . . . . . . . . . 43
    6.4 Financial Statements and Information.. . . . . . . . . . . . . . . 43
    6.5 Press Releases.. . . . . . . . . . . . . . . . . . . . . . . . . . 45
    6.6 Notification of Certain Matters. . . . . . . . . . . . . . . . . . 45
    6.7 Liability Insurance. . . . . . . . . . . . . . . . . . . . . . . . 46
    6.8 Conversion Stock.. . . . . . . . . . . . . . . . . . . . . . . . . 46
    6.9 Certain Regulatory Matters.. . . . . . . . . . . . . . . . . . . . 47
    6.10 Employment Arrangements.. . . . . . . . . . . . . . . . . . . . . 47
    6.11 Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 48
    6.12 Stockholder Approval of Certain Actions.. . . . . . . . . . . . . 48
    6.13 Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . 52
    6.14 Restrictions on Transfer of Capital Stock.. . . . . . . . . . . . 54
    6.15 Expiration of Certain Covenants.. . . . . . . . . . . . . . . . . 56

ARTICLE VII CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . 57
    7.1 Conditions to Each Party's Obligations.. . . . . . . . . . . . . . 57
    7.2 Conditions to the Company's Obligations. . . . . . . . . . . . . . 57
    7.3 Conditions to the Purchaser' Obligations.. . . . . . . . . . . . . 58
    7.3 Conditions to Second Closing . . . . . . . . . . . . . . . . . . . 60

ARTICLE VIII INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 60

    8.1 Survival of Representations, Etc.. . . . . . . . . . . . . . . . . 60
    8.2 Indemnification by the Company.. . . . . . . . . . . . . . . . . . 60
    8.3 Limitation on Indemnities. . . . . . . . . . . . . . . . . . . . . 61
    8.4 Losses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
    8.5 Defense of Claims. . . . . . . . . . . . . . . . . . . . . . . . . 61

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 62
    9.1 Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 62
    9.2 Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . . . 63
    9.3 Assignment.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    9.4 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
    9.5 Choice of Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 64
    9.6 Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . 65
    9.7 Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . 65
    9.8 Invalidity.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
    9.9 Headings; Language.. . . . . . . . . . . . . . . . . . . . . . . . 65
    9.10 Limitation of Liability.. . . . . . . . . . . . . . . . . . . . . 66
    9.11 Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . 66

EXHIBITS

EXHIBIT A:    Form of Amended and Restated Bylaws
EXHIBIT B:    Form of Registration Rights Agreement
EXHIBIT C:    Form of Series B Certificate of Designation
EXHIBIT D:    Form of Series C Certificate of Designation
EXHIBIT E:    Form of Series D Certificate of Designation
EXHIBIT F:    Form of Warrant Agreement
EXHIBIT G:    Form of Carlyle Warrant Agreement
EXHIBIT H:    Form of Opinion of the Purchaser's Counsel
EXHIBIT I:    Form of Opinion of the Company's Corporate Counsel
EXHIBIT J:    Persons Whose Knowledge Is Attributed to the Company
EXHIBIT K:    Center Operations
EXHIBIT L:    Form of Supplemental Service Fee Termination Agreement

SCHEDULES

Schedule 4.1(b)   Organization of the Company
Schedule 4.2      Capitalization of the Company
Schedule 4.6      Consents
Schedule 4.7      Subsidiaries
Schedule 4.8      Employee Benefit Plans and Other Agreements
Schedule 4.11     Absence of Undisclosed Liabilities: Guarantees
Schedule 4.12(x)  Absence of Certain Changes
Schedule 4.13(a)  Compliance With Laws
Schedule 4.14     Litigation

Schedule 4.16     Taxes
Schedule 4.17     Environmental Matters
Schedule 4.19     Real Property and Leaseholds
Schedule 4.20     Tangible Assets
Schedule 4.21     Contracts and Commitments
Schedule 4.23     Labor Matters
Schedule 4.25     Intellectual Property
Schedule 4.26     Securities Offerings
Schedule 4.30     Indebtedness
Schedule 4.31     Transactions with Affiliates

                            SECURITIES PURCHASE AGREEMENT


              This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 14, 1997, is by and between INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Company"), and GENERAL ELECTRIC COMPANY, a New York corporation (the "Purchaser").

                                       RECITALS

              WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, for the consideration set forth in Section 2.2 hereof, (i) an aggregate of 7,000 shares (the "First Closing Preferred Shares") of its newly issued Series C Preferred Stock, each share of which Series C Preferred Stock shall be convertible (a) initially into one hundred nineteen and four hundred three one-thousandths (119.403) shares of Common Stock at an initial conversion price of $8.375 per share of such Common Stock (so that all of the shares of First Closing Preferred Shares purchased by the Purchaser shall be convertible initially into an aggregate of 835,821 shares of such Common Stock), having the rights, designations and preferences set forth in the Series C Certificate of Designation or (b) after the Type B Trigger Date, into shares of Series D Preferred Stock having the rights, designations and preferences set forth in the Series D Certificate of Designation on the terms set forth in the Series D Certificate of Designation and (ii) the Warrants; and

              WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, for the consideration set forth in Section 2.2 hereof, an aggregate of 20,953 shares (the "Second Closing Preferred Shares", and, collectively with the First Closing Preferred Shares, the "Preferred Shares") of Series C Preferred Stock, each share of which Series C Preferred Stock shall be convertible initially into one hundred nineteen and four hundred three one-thousandths (119.403) shares of Common Stock at an initial conversion price of $8.375 per share of such Common Stock (so that all of the Second Closing Preferred Shares purchased by the Purchaser shall be convertible initially into an aggregate of 2,501,851 shares of such Common Stock), having the rights, designations and preferences set forth in the Series C Certificate of Designation;

              WHEREAS, contemporaneously with the Purchaser's acquisition of the First Closing Preferred Shares, and as a condition to such acquisition, TC Group, L.L.C. and certain of its Affiliates (collectively, "Carlyle") shall (i) acquire warrants (the "Carlyle Warrants") initially to purchase 250,000 shares of Common Stock at an initial exercise price of $10.00 per share and (ii) purchase 25,000 shares of newly issued Series B Preferred Stock, each share of which Series B Preferred Stock shall be convertible (a) initially into one hundred nineteen and four hundred three one-thousandths (119.403) shares of Common Stock at an initial conversion price of $8.375 per share of Common Stock (so that such shares of Series C Preferred Stock acquired in respect of such purchase would be initially convertible into an aggregate of 2,985,075 shares of Common Stock, at an initial conversion price of $8.375 per share), or (b) after the Type B Trigger Date, into shares of Series D Preferred Stock having the rights, designations and preferences set forth in the Series D Certificate of Designation on the terms set forth in the Series D Certificate of Designation; and

              WHEREAS, contemporaneously with the Purchaser's acquisition of the Securities, and as a condition to such acquisition, the Company shall execute and deliver definitive documents with respect to the Credit Facility, and funding shall occur upon filing by the lender under the Credit Facility of appropriate UCC filings and certain other conditions set forth in the documentation related to the Credit Facility, and upon such funding, certain of the proceeds of the Credit Facility and the investment described herein shall be used by the Company to repay (i) Seventy Million Seven Hundred One Thousand Six Hundred Eleven Dollars and Seventy-Five Cents ($70,701,611.75) in principal, interest and fees, plus additional accrued and unpaid interest associated therewith at the rate of Nineteen Thousand, Two Hundred Ninety-Six Dollars ($19,296) per day for each day after October 14, 1997, of Indebtedness of the Company and certain of its Affiliates to GE pursuant to the Master Debt Restructuring Agreement, and (ii) certain other Indebtedness.

                                      AGREEMENT

              NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

1.1 DEFINED TERMS.

              As used herein, the terms below shall have the following meanings:

              "AFFILIATE" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) the beneficial owner of ten percent (10%) or more of the voting securities of such Person). For purposes of this definition, "control" (including, with correlative meanings, the terms: "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

              "AGREEMENT" means this Securities Purchase Agreement, together with all Schedules and Exhibits referenced herein, as the same hereinafter may be amended from time to time.

              "AMENDED BYLAWS" means the Amended and Restated Bylaws of the Company, in the form attached hereto as Exhibit A.

              "ANCILLARY AGREEMENTS" means the Warrant Agreement and the Registration Rights Agreement, as each hereinafter may be amended from time to time.

              "APPLICABLE LAW" means any statute, law, rule or regulation or any judgment, order, writ, injunction, decree or financial assessment (subject, in the case of financial assessments, to the exhaustion of appeals) of any Governmental Entity to which a specified Person or its properties or assets, or its officers, directors, employees, consultants or agents (in their capacities as such) is subject, including, without limitation, all such statutes, laws, rules, regulations, judgments, orders, writs, injunctions, decrees and financial assessments relating to, without limitation, energy regulation, public utility regulation, securities regulation, consumer protection, equal opportunity, health care industry regulation, public health and safety, motor vehicle safety or standards, third party reimbursement (including Medicare and Medicaid), environmental protection, fire, zoning, building and occupational safety and health matters and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

              "APPROVALS" has the meaning set forth in Section 4.13 of this Agreement.

              "BENEFIT ARRANGEMENT" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (c) covers any present or former employees, directors or consultants of the Company (with respect to their relationship with such entities).

              "BOARD OF DIRECTORS" means the board of directors of the Company as it is constituted from time to time in accordance with the terms of this Agreement, the Certificate of Incorporation and the Amended Bylaws.

              "BYLAWS" means the Bylaws of the Company as in effect on the date hereof.

              "BUSINESS" means the provision of diagnostic services to the healthcare industry.

              "CAPITAL BUDGET PLAN" means, for each Fiscal Year, the plan of the Company for making Capital Expenditures for such Fiscal Year which has been approved for such Fiscal Year by either the Executive Committee or a Supermajority Vote of the Board of Directors.

              "CAPITAL EXPENDITURES" means, for any period, expenditures made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and Fixtures and Equipment (including additions, improvements, upgrades and replacements, but excluding repairs) during such period calculated in accordance with GAAP.

              "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

              "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "CARLYLE AFFILIATES" means the Purchaser (as such term is defined in the Carlyle Purchase Agreement), TC Group, L.L.C., and any investor in any entity comprising the Purchaser (as such term is defined in the Carlyle Purchase Agreement) or TC Group, L.L.C. on the date hereof.

              "CARLYLE PURCHASE AGREEMENT" means that certain Securities Purchase Agreement, of even date herewith, by and between the Company and Carlyle in respect of the Series B Preferred Stock and the Carlyle Warrants.

              "CARLYLE WARRANT AGREEMENT" means that certain Warrant Agreement by and between the Company and Carlyle substantially in the form attached hereto as Exhibit F pursuant to which the Company shall issue the Carlyle Warrants to Carlyle.

              "CARLYLE WARRANTS" means the warrants to purchase Common Stock to be acquired by Carlyle at the First Closing.

              "CARLYLE WARRANT SHARES" means the Common Stock issuable to Carlyle upon the exercise of the Carlyle Warrants.

              "CENTER OPERATIONS" means the operations of the Company and its Subsidiaries at the locations identified in Exhibit K hereto.

              "CERTIFICATE OF INCORPORATION" means the certificate of incorporation (as defined in Section 104 of the Delaware General Corporation
Law) of the Company in effect on the date hereof, including, without limitation, the Series B, the Series C and the Series D Certificate of Designation.

              "CHAMPUS" has the meaning set forth in Section 4.34 of this Agreement.

              "CHANGE OF CONTROL" shall be deemed to have occurred (i) at such time as any person (as defined in Section 13(d)(3) of the Exchange Act but excluding Carlyle and its Affiliates and the Purchaser, individually and collectively) at any time shall directly or indirectly acquire more than 40% of the voting power of the Common Stock of the Company, (ii) at such time as during any one (1) year period, individuals who at the beginning of such period constitute the Company's Board of Directors cease to constitute at least a majority of such Board of Directors (provided, however, that a change in directors upon a Type B Event Date shall not be deemed to cause a Change of Control pursuant to this clause (ii)), (iii) upon consummation of a merger or consolidation of the Company into or with another Person in which the stockholders of the Company immediately prior to the consummation of such transaction shall own fifty percent (50%) or less of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly-owned by the parent corporation) immediately following the consummation of such transaction, or
(iv) the sale, transfer or lease of all or substantially all of the assets of the Company, in any of cases (i), (ii), (iii) or (iv) in a single transaction or series of related transactions; PROVIDED, that no Change of Control hereunder with respect to the Company shall be deemed to occur solely by reason of (x) the ownership by Carlyle or any Carlyle Affiliate thereof or GE or its Affiliates of the Series C Preferred Stock or any Affiliate thereof of any Capital Stock of the Company or (y) the conversion of shares of Series B Preferred Stock into either Series D Preferred Stock (and any change in the Board of Directors incident thereto) or Common Stock, or (z) the conversion of shares of Series D Preferred Stock into Common Stock.

              "CLAIM" has the meaning set forth in Section 8.5 of this Agreement.

              "CLAIM NOTICE" has the meaning set forth in Section 8.5 of this Agreement.

              "CLOSING " means the time at which this Agreement is executed and delivered by the parties, the Purchaser purchases the First Closing Preferred Shares and Carlyle purchases the Carlyle Warrants and the Series B Preferred Stock.

              "CLOSING DATE" means the date on which the Closing occurs.

              "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

              "COMMISSION" means the United States Securities and Exchange Commission.

              "COMMON EQUITY" means all shares now or hereafter authorized of any class of common stock of the Company (including the Common Stock) and any other stock of the Company, however designated, authorized after the date hereof, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount, but shall not include the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock.

              "COMMON STOCK" has the meaning set forth in Section 4.2(a) of this Agreement.

              "COMMON STOCK DIRECTOR" has the meaning set forth in the Certificate of Incorporation.

              "COMPANY" has the meaning set forth in the Preamble to this Agreement, and, in addition, with respect to past events, means the Company and its predecessors.

              "CONVERSION DIRECTOR" has the meaning set forth in the Amended Bylaws.

              "CONVERSION PRICE" means $8.375 per share of Common Stock, subject to adjustment as set forth in the Series C Certificate of Designation.

              "CONVERTIBLE SECURITIES" shall mean any stock or securities directly or indirectly convertible into or exchangeable for Common Equity, including, without limitation, any exchangeable debt securities.

              "CREDIT FACILITY" means the credit facility provided to the Company pursuant to the terms of the Credit Agreement dated as of October 14, 1997 among the Company, certain subsidiaries, as guarantors, certain financial institutions party thereto and NationsBank, N.A., as Agent.

              "CURRENT CUSTOMER" has the meaning set forth in Section 4.21 of this Agreement.

              "ELIGIBLE HOLDER" has the meaning set forth in Section 6.4 of this Agreement.

              "ELIGIBLE SECURITIES" means (i) the Series B Conversion Stock, the Series C Conversion Stock and the Series D Conversion Stock, (ii) the Warrants and (iii) any Common Stock of the Company issued or issuable in respect of the Securities or other securities issued or issuable pursuant to the conversion of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event. Securities shall cease to constitute "Eligible Securities" at such time that they are sold or transferred in a transaction wherein the transferee does not acquire "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

              "EMPLOYEE PLANS" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

              "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section
4.8 of this Agreement.

              "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

              "ENVIRONMENTAL CONDITION" means the Release or threatened Release of any Hazardous Material (whether or not upon a Facility or any former facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental

Law) as a result of which the Company has or would reasonably be expected to become liable to any Person or by reason of which any Facility, any former facility or any of the assets of the Company may suffer or be subjected to any Encumbrances.

              "ENVIRONMENTAL LAWS" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees or other requirements of any Governmental Entity (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as have been, are now or may at any time hereafter be in effect.

              "ENVIRONMENTAL PERMITS" means any and all permits, licenses, registrations, notifications, exemptions and any other authorizations required under any Environmental Law.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA AFFILIATE" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, a member of an "affiliated service group" with or otherwise required to be aggregated with the Company, as set forth in Section 414(b), (c), (m) or (o) of the Code.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "FACILITY" or "FACILITIES" means one or more of the offices and buildings and all other real property and related facilities which are owned, leased or operated by the Company or any Subsidiary.

              "FEDERAL HEALTH CARE PROGRAM" has the meaning set forth in
Section 4.35 hereof.

              "FINANCIAL STATEMENTS" has the meaning set forth in Section
4.10 hereof.

              "FIRST CLOSING" means the time at which this Agreement is executed and delivered by the parties, the Purchaser purchases the First Closing Preferred Shares and Carlyle purchases the Carlyle Warrants and the shares of Series B Preferred Stock.

              "FIRST CLOSING DATE" means the business day upon which the First Closing occurs.

              "FIRST CLOSING PREFERRED SHARES" has the meaning set forth in the Recitals.

              "FISCAL YEAR" means each year ending June 30, or any other fiscal year as approved by the Board of Directors.

              "FIXTURES AND EQUIPMENT" means all of the furniture, fixtures, furnishings, machinery, equipment and other tangible assets owned by the Company or any Subsidiary that are material to the conduct of their businesses as currently conducted.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect as of the date of this Agreement.

              "GE" means General Electric Company, a New York corporation, and its Affiliates.

              "GE TRANSACTION EXPENSES" means the reasonable fees and expenses incurred by the Purchaser and any GE Affiliate (including, but not limited to, reasonable fees and expenses of legal counsel, accountants, consultants and travel expenses in connection with the preparation of this Agreement and the Purchaser's due diligence examination) relating to this Agreement and the Transaction, which, together with the Carlyle Transaction Expenses (as such term is defined in the Carlyle Purchase Agreement) shall be in an amount not to exceed $500,000.

              "GOVERNMENTAL ENTITY" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state or local public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

              "HAZARDOUS MATERIALS" means any hazardous substance, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

              "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "INDEBTEDNESS" means, as to any Person without duplication, (a) all items which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person and its Subsidiaries (including any obligation of such Person to the issuer of any letter of credit for reimbursement in respect of any drafts drawn under such letter of credit), excluding (i) obligations in respect of deferred taxes and deferred employee compensation and benefits, and (ii) anything in the nature of Capital Stock, surplus capital and retained earnings; (b) Capital Lease Obligations of such Person; and (c) all obligations of other Persons that such Person has guaranteed, including, without limitation, all obligations of such Person consisting of recourse liabilities with respect to accounts receivable sold or otherwise disposed of by such Person, PROVIDED, HOWEVER, that the term Indebtedness shall not include trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person, provided the same are not more than sixty
(60) days overdue or are being contested in good faith.

              "INDEMNIFIED PARTY" has the meaning set forth in Section 8.2 of this Agreement.

              "INDEPENDENT" means any person who is not an officer or employee of the Company or any Subsidiary or other Affiliate of the Company or otherwise paid any compensation or remuneration by the Company or any Subsidiary or other Affiliate of the Company other than director's fees.

              "JOINT DIRECTOR" has the meaning set forth in Section 6.13 of this Agreement.

              "LIABILITY" or "LIABILITIES" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

              "LIQUIDATING EVENT" means (i) the commencement by the Company of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or, if an involuntary case against the Company has been commenced, the decision by the Company not to timely controvert such petition and seek its prompt dismissal; (ii) the commencement by the Company of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or the adoption of a plan of liquidation; (iii) if any proceeding set forth in the preceding clause has been commenced against the Company, the decision by the Company not to controvert such proceeding and seek its prompt dismissal; or (iv) any Change of Control (A) pursuant to clauses (i) and (ii) of the definition thereof if such Change of Control occurred in or as a result of a transaction or series of related transactions approved by the Board of Directors, or (B) pursuant to clauses (iii) or (iv) of the definition of Change of Control; in any of cases (i) through (iv) above, in a single transaction or series of related transactions.

              "LOSSES" has the meaning set forth in Section 8.2 of this Agreement.

              "MARKET PRICE" means as to any security the average of the closing prices of any such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in Nasdaq as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) business days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in Nasdaq or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Company and approved by the Purchaser; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Purchaser. The determination of such appraiser shall be final and binding on the Company and the Purchaser, and the fees and expenses of such appraiser shall be paid by the Company.

              "MASTER DEBT RESTRUCTURING AGREEMENT" means that certain Master Debt Restructuring Agreement dated as of June 26, 1996 by and among Purchaser, General Electric Capital Corporation, the Company, American Health Services Corp. Maxum Health Corp. and certain subsidiaries of Maxum Health Corp., as amended through the date hereof.

              "MATERIAL ADVERSE EFFECT" with respect to any Person means a material adverse effect on the results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or business of such Person and its Subsidiaries (if any), taken as a whole.

              "MATERIAL AGREEMENTS" has the meaning set forth in Section 4.21 of this Agreement.

              "MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated as of February 26, 1996 by and among the Company, American Health Services Corp., AHSC Acquisition Corp., Maxum Health Corp. and MXHC Acquisition Corp.

              "MOBILE OPERATIONS" means all operations of the Company and its Subsidiaries other than Center Operations.

              "MULTIEMPLOYER PLAN" means any "multiemployer plan," as defined in Section 400l(a)(3) or 3(37) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such Persons).

              "OPERATING LEASE" shall mean any lease with respect to which the obligations of the lessee thereunder are, at the time any determination thereof is to be made, not required to be capitalized on the lessee's balance sheet in accordance with GAAP.

              "OPTION" shall mean any rights or options to subscribe for or purchase Common Equity or Convertible Securities.

              "ORDINARY COURSE OF BUSINESS," for purposes of Section 6.12(s) of this Agreement, means the ordinary course of business for a company engaged in the business of providing diagnostic services to the health care industry; provided, however, that all sales by the Company or any Subsidiary, as the case may be, of inventory and sales of Fixtures and Equipment no longer used or useful in such business shall be deemed to be in the Ordinary Course of Business.

              "PARITY SECURITIES" has the meaning set forth in Section 2 of the Series B Certificate of Designation.

              "PBGC" means the Pension Benefit Guaranty Corporation.

              "PENSION PLAN" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five (5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such Persons).

              "PERMITS" means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings required by any federal, state, local or foreign law or regulation or governmental or regulatory bodies and all industry or other non-governmental self-regulatory organizations.

              "PERMITTED ENCUMBRANCES" means (a) any mechanic's or materialmen's lien or similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (b) Encumbrances for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, for which appropriate reserves have been established, (c) easements, licenses, covenants, rights of way and similar Encumbrances which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of the Business and (d) Encumbrances arising under the Credit Facility.

              "PERSON" means any individual, corporation, partnership, limited partnership, limited liability partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

              "PRE-CLOSING ENVIRONMENTAL CONDITIONS" means any Environmental Condition occurring or in existence on or prior to the Closing Date.

              "PREFERRED SHARES" has the meaning set forth in the Recitals to this Agreement.

              "PROCEEDING" means any action, suit, claim, litigation, legal or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim, litigation, legal or other proceeding, and any investigation that could reasonably be expected to lead to such an action, suit, claim, litigation, legal or other proceeding, not including an audit other than an audit by a Governmental Entity pursuant to any Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice, which shall be included in this definition of "Proceeding."

              "PROPRIETARY RIGHTS" has the meaning set forth in Section 4.25 of this Agreement.

              "PROXY STATEMENT" means that certain Maxum Health Corp. and American Health Services Corp. Joint Proxy Statement for Special Meeting of Stockholders to be held June 25, 1996, dated May 9, 1996.

              "PURCHASER" has the meaning set forth in the Preamble to this Agreement, and shall include the Purchaser's successors and permitted assigns.

              "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement by and among the Company and the Purchaser substantially in the form attached hereto as Exhibit B.

              "REGULATION D" has the meaning set forth in Section 4.26 of this Agreement.

              "RELEASE" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Law.

              "SEC FILINGS" has the meaning set forth in Section 4.9 of this Agreement.

              "SECOND CLOSING" means the time at which the Purchaser converts all of its Series A Preferred Stock into the Second Closing Preferred Shares.

              "SECOND CLOSING PREFERRED SHARES" has the meaning set forth in the Recitals.

              "SECOND CLOSING DATE" means the business day after all waiting periods with respect to Purchaser's filing of a notification under the HSR Act with respect to the transactions to occur at the Second Closing have expired or have been terminated and neither the Federal Trade Commission nor the Department of Justice shall have sent a letter giving notice of its intention to initiate legal action to prevent such transactions or to seek further information.

              "SECURITIES" means the Preferred Shares and the Warrants.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SENIOR MANAGEMENT" means such members of the senior management of the Company as are proposed by the President of the Company and accepted by the Series B Directors and the Series C Director, which acceptance shall not unreasonably be withheld.

              "SENIOR SECURITIES" has the meaning set forth in Section 2 of the Series C Certificate of Designation.

              "SERIES A PREFERRED STOCK" means the Convertible Preferred Stock, Series A, par value $0.001 per share, of the Company, all of the outstanding shares of which as of the date of this Agreement are held by Purchaser.

              "SERIES B CERTIFICATE OF DESIGNATION" means the Certificate of Designation, Preferences and Rights of the Series B Preferred Stock, in the form attached hereto as Exhibit C.

              "SERIES B CONVERSION SHARES" means the shares of Common Stock issuable, upon certain conditions, by the Company to Carlyle in respect of the Series B Preferred Stock.

              "SERIES B PREFERRED STOCK" means the Convertible Preferred Stock, Series B, par value $0.001 per share, of the Company, with the rights, preferences and privileges set forth in the Series B Certificate of Designation.

              "SERIES C CERTIFICATE OF DESIGNATION" means the Certificate of Designation, Preferences and Rights of the Series C Preferred Stock, in the form attached hereto as Exhibit D.

              "SERIES C CONVERSION SHARES" means the shares of Common Stock issuable, upon certain conditions, by the Company to Purchaser in respect of the Series C Preferred Stock.

              "SERIES C PREFERRED STOCK" means the Convertible Preferred Stock, Series C, par value $0.001 per share, of the Company, with the rights, preferences and privileges set forth in the Series C Certificate of Designation.

              "SERIES D CERTIFICATE OF DESIGNATION" means the Certificate of Designation, Preferences and Rights of the Series D Preferred Stock, in the form attached hereto as Exhibit E.

              "SERIES D CONVERSION SHARES" means the shares of Common Stock issuable, upon certain conditions, by the Company to the Purchaser in respect of the Series D Preferred Stock.

              "SERIES D PREFERRED STOCK" means the Convertible Preferred Stock, Series D, par value $0.001 per share, of the Company, with the rights, preferences and privileges set forth in the Series D Certificate of Designation.

              "SPECIAL CORPORATE EVENT" shall be deemed to have occurred (i) at such time as any person (as defined in Section 13(d)(3) of the Exchange Act), except Carlyle, any Carlyle Affiliate, Purchaser and/or any Affiliate of Purchaser, at any time shall directly or indirectly acquire more than twenty percent (20%) of the voting power of the Common Stock of the Company, (ii) at such time as during any one (1) year period, individuals who at the beginning of such period constitute the Company's Board of Directors cease to constitute at least a majority of such Board (provided, however, that a change in directors upon a Type B Event Date shall not be deemed to cause a Special Corporate Event pursuant to this clause (ii)), (iii) upon consummation of a merger or consolidation of the Company into or with another Person in which the stockholders of the Company immediately prior to the consummation of such transaction shall own fifty percent (50%) or less of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly-owned by the parent corporation) immediately following the consummation of such transaction, or
(iv) the sale, transfer or lease of all or substantially all of the assets of the Company, in any of cases (i), (ii), (iii) or (iv) in a single transaction or series of related transactions.

              "SSA" has the meaning set forth in Section 4.34 of this Agreement.

              "STATE HEALTH CARE PROGRAM" has the meaning set forth in
Section 4.35 of this Agreement.

              "SUBSIDIARY" means (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by the Company and/or by one or more Subsidiaries of the Company, or (b) any corporate or non-corporate entity in which the Company and/or one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has an ownership interest and one hundred percent (100%) of the revenue of which is included in the consolidated financial reports of the Company consistent with GAAP. With respect to past events, a reference to a Subsidiary shall be a reference to such Subsidiary and its predecessors.

              "SUPERMAJORITY VOTE" means the affirmative vote of six (6) directors of the Company with respect to the matter subject to such vote.

              "SUPERVOTING SECURITIES" means any class or series of the Company's Capital Stock the holders of which have the right to cast more than one vote per share and/or have the right to elect one or more members of the Board of Directors, voting as a class or series.

              "SUPPLEMENTAL SERVICE FEE" has the meaning set forth in the Recitals hereof.

              "SUPPLEMENTAL SERVICE FEE TERMINATION AGREEMENT" means the Supplemental Service Fee Termination Agreement between the Company and the Purchaser substantially in the form attached hereto as Exhibit L.

              "TAX" or "TAXES" means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, (including taxes under Section 59A of the Code), customs duties, Capital Stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity or arising under any tax law or agreement, including, without limitation, any joint venture or partnership agreement.

              "TAX RETURN" means any return, declaration, report, claim for refund or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

              "THIRD PARTY NOTICE" has the meaning set forth in Section 8.5 of this Agreement.

              "TRANSACTION" means, taken together, the transactions contemplated under this Agreement and the Carlyle Purchase Agreement, including, without limitation, the transactions that will occur at the Closing, the initial funding of the Credit Facility and the Second Closing.

              "TYPE B CONVERSION" has the meaning set forth in the Series B Certificate of Designation and the Series C Certificate of Designation.

              "TYPE B EVENT DATE" has the meaning set forth in the Series B Certificate of Designation and the Series C Certificate of Designation.

              "TYPE B TRIGGER DATE" means the date one year after the inital borrowing of funds under the Credit Facility.

              "WARRANT AGREEMENT" means that certain Warrant Agreement by and between the Company and the Purchaser substantially in the form attached hereto as Exhibit E pursuant to which the Company shall issue the Warrants to the Purchaser.

              "WARRANT CERTIFICATES" means one or more warrant certificates evidencing the Warrants, in the form attached as an exhibit to the Warrant Agreement.

              "WARRANTS" means 250,000 warrants, issued pursuant to the Warrant Agreement, to purchase, initially, an equivalent number of shares of Common Stock at an initial exercise price of $10.00 per share, expiring on the date that is the fifth anniversary of the Closing Date.

              "WARRANT SHARES" means the Common Stock issuable upon the exercise of the Warrants.

              "WELFARE PLAN" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                                   ARTICLE II
                        PURCHASE AND SALE OF SECURITIES

2.1 PURCHASE AND SALE OF SECURITIES.

              Upon the terms and subject to the conditions contained herein, on the First Closing Date the Company shall sell to the Purchaser and the Purchaser shall purchase from the

Company the First Closing Preferred Shares and the Warrants. Upon the terms and subject to the conditions contained herein, on the Second Closing Date the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company the Second Closing Preferred Shares.

2.2 CONSIDERATION FOR SECURITIES.

              Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the First Closing Preferred Shares and the Warrants, on the First Closing Date the Purchaser shall terminate the Supplemental Service Fee. Upon the terms and subject to the conditions contained herein (including without limitation the conditions relating to the HSR Act), as consideration for the purchase of the Second Closing Preferred Shares, on the Second Closing Date the Purchaser shall convert all of its shares of Series A Preferred Stock into the Second Closing Preferred Shares.

2.3 PRIVATE PLACEMENT FEE.

              On the First Closing Date, the Company shall pay by wire transfer of immediately available funds to an account designated by the Purchaser at least 24 hours before the Closing a private placement fee of One Hundred Twenty Five Thousand Dollars ($125,000).

                                  ARTICLE III
                                    CLOSING

3.1 CLOSINGS.

              The First Closing shall be held at 10:00 a.m. Los Angeles time on the First Closing Date, at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, unless the parties hereto otherwise agree. The Second Closing shall be held at 10:00 a.m. Los Angeles time on the Second Closing Date, at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, unless the parties hereto otherwise agree.

3.2 DELIVERIES BY THE COMPANY AT THE FIRST CLOSING.

              At the First Closing, the Company shall issue and deliver to the Purchaser:

              (a) Certificates evidencing the First Closing Preferred Shares in the name of the Purchaser (or its assignees), in the respective amounts as set forth in a written notice provided to the Company by the Purchaser 24 hours in advance of the First Closing;

              (b) The Warrant Certificates in the names of the Purchaser (or its assignees), in the respective amounts as set forth in a written notice provided to the Company by the Purchaser;

              (c)  The Ancillary Agreements;

              (d) The certificates, opinions of counsel and other documents described in Article VII of this Agreement; and

              (e) All such other documents and instruments as the Purchaser or its counsel shall reasonably request to consummate the First Closing.

3.3 DELIVERIES BY THE PURCHASER AT THE CLOSING.

              At the First Closing, the Purchaser shall deliver to the
Company:

              (a)  The Supplemental Service Fee Termination Agreement;

              (b)  The Ancillary Agreements;

              (c) The certificates, opinions of counsel and other documents described in Article VII of this Agreement; and

              (d) All such other documents and instruments as the Company or its counsel shall reasonably request to consummate the Closing.

3.4 SECOND CLOSING.

              The parties contemplate that the Second Closing shall occur on the Second Closing Date. At the Second Closing, all of GE's shares of Series A Preferred Stock shall be converted into Series C Preferred Stock. At the Second Closing, the Company shall issue and deliver to the Purchaser Certificates evidencing the Second Closing Preferred Shares in the names of the Persons comprising the Purchaser (or their assignees), in the respective amounts as set forth in a written notice provided to the Company by the Purchaser 24 hours in advance of the Second Closing, and the Purchaser shall deliver to the Company certificates evidencing the shares of Series A Preferred Stock.

3.5 FORM OF DOCUMENTS AND INSTRUMENTS.

              All of the documents and instruments delivered at the Second Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the respective counsel of the Purchaser and the Company.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company represents and warrants to the Purchaser as follows:

4.1 ORGANIZATION OF THE COMPANY.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. No actions or Proceedings to dissolve the Company are pending or, to the Knowledge of the Company, threatened. The copies of the Certificate of Incorporation and Amended Bylaws heretofore delivered by the Company to the Purchaser are accurate and complete as of the date hereof. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so taken in the aggregate would not have a Material Adverse Effect on the Company. The Certificate of Incorporation and the Amended Bylaws of the Company comply in all material respects with Delaware law.

              (b) Each Subsidiary is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. Except as set forth in Schedule 4.1(b), each Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so would not have a Material Adverse Effect on the Company. The terms and provisions of the organizational documents of each Subsidiary comply in all material respects with the laws of such Subsidiary's jurisdiction of incorporation.

4.2 CAPITALIZATION OF THE COMPANY.

              (a)  The authorized Capital Stock of the Company consists of:
(i) Twenty-Five Million (25,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), Two Million Seven Hundred Fourteen Thousand Seven Hundred Twenty Five (2,714,725) shares of which will be issued and outstanding immediately after the Closing Date; (ii) Three Million Five Hundred Thousand (3,500,000) shares of preferred stock, of which (A) Two Million Five Hundred One Thousand Seven Hundred Sixty (2,501,760) shares of Series A Preferred Stock are issued and outstanding as of the date hereof, all of which shares are expected to be exchanged at the Second Closing for shares of Series C Preferred Stock so that no shares of Series A Preferred Stock are expected to be outstanding immediately after the Second Closing Date; (B) Twenty Five Thousand (25,000) shares of Series B Preferred Stock which will be designated and authorized as of the Closing Date, all of which will be issued and outstanding immediately after the Closing Date; (C) Twenty Seven Thousand Nine Hundred Fifty Three (27,953) shares of Series C Preferred Stock which will be designated and authorized as of the Closing Date, Seven Thousand (7,000) shares of which will be issued and outstanding immediately after the Closing Date and all of which are expected to be issued and outstanding immediately after the Second Closing Date; and (D) Six Hundred Thirty Two Thousand Two Hundred Sixty Six (632,266) shares of Series D Preferred Stock which will be designated and authorized as of the Closing Date, no shares of which will be issued and outstanding immediately after the Closing Date. All outstanding shares of Capital Stock of the Company are fully paid, non-assessable, free and clear of all Encumbrances and have been issued in compliance with all state and federal securities laws. Except for the Series B Preferred Stock, the Series C Preferred

Stock and the Series D Preferred Stock, none of such shares is subject to, nor has been issued in violation of, any preemptive rights.

              (b) The Company has not become subject to any commitment or obligation, either absolute or conditional, matured or unmatured, vested or not yet vested, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, options, calls, conversion rights or otherwise, any shares of the Capital Stock or other securities of the Company including securities or obligations convertible into or exchangeable for any shares of Capital Stock, other equity securities or ownership interests, upon payment of any consideration or otherwise, except for (i) the commitments and obligations of the Company pursuant to this Agreement, the Warrant Agreement, the Carlyle Purchase Agreement, the Carlyle Warrant Agreement, the Series B Certificate of Designation and the Series C Certificate of Designation; (ii) the issuance, sale or grant of the options outstanding on the date hereof to Senior Management and directors of the Company set forth on SCHEDULE 4.2 hereto; (iii) the warrants outstanding on the date hereof set forth on SCHEDULE 4.2 hereto; (iv) as set forth on
SCHEDULE 4.2 hereto, the number of shares of Capital Stock (all of which are included in the Two Million Seven Hundred Fourteen Thousand Seven Hundred Twenty Five (2,714,725) outstanding shares of Common Stock stated in Section 4.2(a)) as to which the Company would be required to issue new stock certificates if all stock certificates were now surrendered that represented shares of Capital Stock of American Health Services Corp. or Maxum Health Corp. (constituent corporations in the mergers contemplated by the Merger Agreement) that either were outstanding immediately prior to such mergers or that were issuable pursuant to any commitment or obligation of either of such constituent corporations, either absolute or conditional, matured or unmatured, vested or not yet vested, to issue, deliver or sell, or cause to be issued, delivered or sold, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, options, calls, conversion rights or otherwise; and (v) as set forth on SCHEDULE 4.2, and to the extent not otherwise described in clause
(iv) of this Section 4.2, the number of shares of Capital Stock of the Company that would be required to be issued if the surviving corporations of such mergers were to give their written approval (pursuant to Section 262(k) of the Delaware General Corporation Law), to holders of shares of Capital Stock of such constituent corporations who exercised their appraisal rights with respect to such shares, to withdraw such holders' demands for appraisal and accept such mergers. Except as provided in this Agreement, the Company is not a party or subject to any agreement or understanding and, to the Company's Knowledge, there is no agreement or understanding between any Persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any of the Company's voting securities.

              (c) Upon issuance to the Purchaser of the Twenty-Seven Thousand, Nine Hundred and Fifty Three (27,953) shares of Series C Preferred Stock to be issued hereunder, if the Purchaser were to immediately convert such shares into Common Stock, such shares of Common Stock would represent Thirty One and Seven Tenths (31.7%) of the Common Stock of the Company on a fully diluted basis. Such percentage shall equal one hundred (100) times the following quotient. The numerator of such quotient shall be the number of shares of Common Stock that the Purchaser would be entitled to receive if the Purchaser were to convert into

Common Stock, immediately following the First Closing and the Second Closing and pursuant to the terms of the Series C Certificate of Designation, all of the shares of Series C Preferred Stock the Purchaser is to receive at the First Closing and the Second Closing pursuant to the terms of this Agreement.
 The denominator of such quotient shall equal the sum of (1) such numerator, plus (2) the number of shares of Common Stock that would need to be issued if all of the shares of Series B Preferred Stock to be issued pursuant to the Carlyle Purchase Agreement were converted into Common Stock, pursuant to the terms of the Series B Certificate of Designation, plus (3) the number of shares of Common Stock that would need to be issued if the all of the Warrants and Carlyle Warrants were exercised in full, plus (4) the maximum number of shares of Common Stock that would need to be issued if all of the issuances of Capital Stock contemplated in clauses (ii), (iii), (iv) and (v) of Section 4.2(b) were to occur immediately following the Closing plus (5) all shares of Common Stock issued and outstanding on the First Closing Date. The calculation in the immediately preceding sentence shall be made as if all issuances of Common Stock referred to in clauses (1), (2), (3), (4) and (5) thereof were made immediately following the First Closing, whether or not the Company is or could be under any obligation to issue such shares of Common Stock immediately following the First Closing.

4.3 AUTHORIZATION OF ISSUANCE.

              The rights, preferences, privileges and restrictions of the Series B Preferred Stock are as stated in the Series B Certificate of Designation. The rights, preferences, privileges and restrictions of the Series C Preferred Stock are as stated in the Series C Certificate of Designation. The rights, preferences, privileges and restrictions of the Series D Preferred Stock are as stated in the Series D Certificate of Designation. Upon consummation of the Transaction, the Securities acquired by the Purchaser from the Company will be duly authorized and validly issued, fully paid and non-assessable and not subject to any preemptive rights except as set forth in the Series C Certificate of Designation, and the Purchaser will have good and marketable title to such Securities, free and clear of any Encumbrances or preemptive rights. Upon consummation of the Transaction, the Series B Conversion Shares and the Series C Conversion Shares (and the Series D Conversion Shares, which will not be issued to the extent that Series B Conversion Shares and Series C Conversion Shares are issued) will be duly authorized and reserved for issuance and upon conversion in accordance with the terms of the Series B Preferred Stock and the Series C Preferred Stock (and the Series D Preferred Stock), respectively, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights except as set forth in the Series B Certificate of Designation and the Series C Certificate of Designation (and the Series D Certificate of Designation), respectively, and the Purchaser will have good and marketable title to the Series C Conversion Shares (and the Series D Conversion Shares), free and clear of any Encumbrances or preemptive rights. Upon consummation of the Transaction, the Warrant Shares and the Carlyle Warrant Shares will be duly authorized and reserved for issuance and, upon exercise of the Warrants or the Carlyle Warrants, as the case may be, and when issued and paid for in accordance with the terms of the Warrants or the Carlyle Warrants, as the case may be, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights, and the Purchaser will have good and marketable title to the Warrant Shares, free and clear of any Encumbrances or preemptive rights.

4.4 AUTHORIZATION.

              The Company has full corporate power and authority to execute and deliver this Agreement, the Carlyle Purchase Agreement and the Ancillary Agreements and to consummate the Transaction. The execution and delivery by the Company of this Agreement, the Carlyle Purchase Agreement and the Ancillary Agreements and the consummation by it of the Transaction, have been duly authorized by all necessary corporate action of the Company. This Agreement, the Carlyle Purchase Agreement and each Ancillary Agreement has been duly executed and delivered by the Company and each constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No approval or consent of the Company's stockholders for this Agreement, the Carlyle Purchase Agreement, the Ancillary Agreements or the consummation of the Transaction is required.

4.5 NONCONTRAVENTION.

              The execution and delivery by the Company of this Agreement, the Carlyle Purchase Agreement and the Ancillary Agreements and the consummation by it of the Transaction do not and will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Amended Bylaws, or the charter, bylaws or other governing instruments of any Subsidiary, (ii) materially conflict with or result in a material violation of any provision of, constitute (with or without the giving of notice or the passage of time or both) a material default under or give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit or of any right of termination, cancellation or acceleration under, any Material Agreement, (iii) result in the creation or imposition of any material Encumbrance upon the properties of the Company or any Subsidiary, or (iv) violate in any material respect any Applicable Law binding upon the Company or any Subsidiary.

4.6 CONSENTS.

              No material consent, approval, order, authorization of or declaration, filing or registration with any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement, the Carlyle Purchase Agreement and the Ancillary Agreements or the consummation of the Transaction, other than (a) compliance with any applicable requirements of the Securities Act; (b) compliance with any applicable requirements of the Exchange Act; (c) compliance with any applicable state securities laws and
(d) compliance with applicable provisions of the HSR Act. Except as set forth on SCHEDULE 4.6, no material consent or approval of any Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement, the Carlyle Purchase Agreement and the Ancillary Agreements or the consummation of the Transaction.

              In addition, no consent, approval, order, authorization of or declaration, filing or registration with any Governmental Entity is required to be obtained or made by the Company or any Subsidiary that could affect the validity of the issuance of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Warrants, the Carlyle Warrants, the Warrant Shares or the Carlyle Warrant Shares, other than (a) compliance with any applicable requirements of the Securities Act; (b) compliance with any applicable requirements of the Exchange Act; (c) compliance with any applicable state securities laws; and (d) compliance with applicable provisions of the HSR Act. Except as set forth on SCHEDULE 4.6, no consent or approval of any Person is required to be obtained or made by the Company or any Subsidiary that could affect the validity of the issuance of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Warrants, the Carlyle Warrants, the Warrant Shares or the Carlyle Warrant Shares.

4.7 SUBSIDIARIES.

              (a) Except as otherwise set forth on SCHEDULE 4.7, the Company does not own, directly or indirectly, more than five percent (5%) of the Capital Stock or other securities of any Person or have any direct or indirect equity or ownership interest of more than five percent (5%) in any other Person, other than its Subsidiaries. SCHEDULE 4.7 lists each Subsidiary as of the date hereof, its respective jurisdiction of incorporation and the jurisdictions in which it is qualified to do business, the number of shares, partnership or other equity interests and the percentage ownership interest held by the Company in each such Subsidiary. Except as otherwise indicated on SCHEDULE 4.7, no actions or other Proceedings to dissolve any Subsidiary are pending.

              (b) Except as otherwise indicated on SCHEDULE 4.7, all the outstanding Capital Stock or other equity interests of each Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances and restrictions on voting, sale or disposition. All outstanding shares of Capital Stock of each Subsidiary have been validly issued and are fully paid and non-assessable. No shares of Capital Stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

              (c) Except for shares of common stock owned by the Company or any Subsidiary and as set forth on SCHEDULE 4.7, there are outstanding (i) no shares of Capital Stock or other voting securities of any Subsidiary; (ii) no securities of any Subsidiary convertible into or exchangeable for shares of Capital Stock or other voting securities of any Subsidiary; (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire Capital Stock or other voting securities from any Subsidiary, and no obligation of any Subsidiary to issue or sell, any shares of Capital Stock or other voting securities of any Subsidiary or any securities of any Subsidiary convertible into or exchangeable for such Capital Stock or voting securities; and (iv) no equity equivalents, interests in the ownership or earnings or other similar rights of or with respect to any Subsidiary to repurchase, redeem or otherwise acquire any shares of Capital Stock or any other securities of the type described in clauses
(i)-(iv) above. No Subsidiary holds shares of its Capital Stock in its treasury.

4.8 EMPLOYEE BENEFIT PLANS AND OTHER AGREEMENTS.

              (a)  SCHEDULE 4.8 contains a complete list of Employee Plans.
True and complete copies of each of the following Employee Plan documents have been delivered or made available by the Company to the Purchaser: (i) each Employee Plan document (and, if applicable, related trust agreements and all annuity contracts or other funding instruments) and all amendments thereto, all reasonably available written descriptions thereof which have been distributed to the Company's employees and those of its ERISA Affiliates during the last thirty-six (36) months and a reasonably detailed description of any Employee Plan which is not in writing,, (ii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan (other than a Multiemployer Plan), (iii) for the three (3) most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, (iv) a description setting forth the amount of any liability of the Company as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan.

              (b)  EMPLOYEE PLANS.

                    (i)       PENSION PLANS.

                              (A) No Pension Plan is or has been subject to Title IV of ERISA or Section 412 of the Code.

                              (B) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                              (C) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and in operation, with the requirements prescribed by any and all Applicable Laws, including without limitation ERISA and the Code.

                   (ii)      MULTIEMPLOYER PLANS.

                             (A) Neither the Company nor any ERISA Affiliate has, at any time within the last seventy-two (72) months, maintained, contributed to or been obligated to maintain or contribute to, or withdrawn from, a Multiemployer Plan.

                   (iii)     WELFARE PLANS.

                             (A) Each Welfare Plan presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

                             (B) Except as disclosed on SCHEDULE 4.8, none of the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

                             (C) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and 4980B of the Code at all times. The Company is not obligated to provide health care benefits of any kind to its retired or former employees or their dependents pursuant to any agreement or understanding.

                   (iv) BENEFIT ARRANGEMENTS. Each Benefit Arrangement has been maintained in compliance, in all material respects, with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation, the Code, and with all plan documents. Except as set forth in SCHEDULE 4.8 and except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will.

                   (v) UNRELATED BUSINESS TAXABLE INCOME. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code.

                   (vi)      DEDUCTIBILITY OF PAYMENTS.  Except as disclosed in
     SCHEDULE 4.8, there is no contract, agreement, plan or arrangement covering any present or former employee, director or consultant of the Company or any of its ERISA Affiliates (with respect to his or her relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(l) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                   (vii) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. Neither the Company nor any plan fiduciary of any Welfare Plan or Pension Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. The Company has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan. The Company has not been assessed any civil penalty under Section 502(1) of ERISA.

                   (viii) VALIDITY AND ENFORCEABILITY. Each Welfare Plan related trust agreement, annuity contract or other funding instrument is legally valid, binding, enforceable against the Company and in full force and effect, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). .

                   (ix) LITIGATION. There is no Proceeding relating to or seeking benefits under any Employee Plan that is pending, or, to the Knowledge of the Company, threatened against the Company, any ERISA Affiliate or any Employee Plan other than routine claims for benefits.

                   (x) NO AMENDMENTS. Except as disclosed in Schedule 4.8, neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover present or former employees, directors or consultants of the Company or any of its ERISA Affiliates (with respect to their relationship with such Persons) or to amend or modify any existing Employee Plan. Each Employee Plan can be amended or terminated at any time without approval from any Person, without advance notice and without any liability other than for benefits accrued prior to such amendments or termination.

                   (xi) NO OTHER MATERIAL LIABILITY. To the Knowledge of the Company, no event has occurred in connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or
     (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

                   (xii) INSURANCE CONTRACTS. Neither the Company nor any Employee Plan (other than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                   (xiii) NO ACCELERATION OR CREATION OF RIGHTS. Except as disclosed on Schedule 4.8, neither the execution and delivery of this Agreement by the Company nor the consummation of all or any portion of the Transaction will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

              (c) There are no employment, consulting, change of control, severance pay, continuation pay, termination pay, loans, guarantees or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between the Company, on the one hand, and any current or former stockholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company, on the other hand, that, as a direct result of the Transaction, (i) will require any payment by the Company or any consent or waiver from any stockholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company, or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee or Affiliate of the Company or any consultant or agent of the Company under any such Employment Agreement or other similar agreement (including, without limitation, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits or additional or accelerated vesting).

4.9  GOVERNMENTAL FILINGS.

              (a) Since June 30, 1994, the Company and each of its Subsidiaries have filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by them under the Securities Act, the Exchange Act and all other federal securities laws and the rules and regulations promulgated thereunder (the "SEC Filings"). Each SEC Filing was prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act, the Exchange Act or other applicable federal securities law and the rules and regulations promulgated thereunder, as the case may be, except as the same was corrected or superseded in an amendment to such SEC Filing filed with the Commission. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as the same was corrected or superseded in a subsequent document duly filed with the Commission. The Company has heretofore furnished or made available to the Purchaser true, correct and complete copies of all SEC Filings since June 30, 1996.

              (b) Since June 30, 1992, all material reports, documents and notices required to be filed, maintained or furnished to any Governmental Entity (other than the Commission) by the Company or any Subsidiary have been so filed, maintained or furnished. All such reports, documents and notices were complete and correct in all material respects on the date filed (or were corrected in or superseded by a subsequent filing) such that no Liabilities exist with respect to such filing.

4.10 FINANCIAL STATEMENTS AND REPORTS.

              (a) The financial statements contained in the SEC Filings (collectively, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other (except that the Financial Statements may not contain all footnotes required by GAAP) and fairly present the consolidated financial condition of the Company and the Subsidiaries and the consolidated results of operations as of such dates and for such periods indicated. Since April 30, 1997, there has not been any change to the financial condition of the Company or any Subsidiary as set forth in the Financial

Statements that would have a Material Adverse Effect on the Company. Except as reflected in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any Indebtedness of any other Person. The Company maintains a standard system of accounting established and administered in accordance with GAAP. The general ledger, accounts receivable, accounts payable, bank reconciliations and payroll records of the Company have been maintained in all material respects in the ordinary course and contain a materially correct and complete record of the matters typically contained in records of such nature.

              (b) The Company has not received any management letters or other letters (other than audit letters included in the SEC Filings) from the Company's independent auditing firm(s) relating to the results of operations, financial statements or internal controls of the Company or any Subsidiary insofar as the same may pertain to the business or assets of the Company and any Subsidiary during any period from and after June 30, 1994.

4.11 ABSENCE OF UNDISCLOSED LIABILITIES: GUARANTEES.

              (a) Except as set forth in the Financial Statements or as set forth on SCHEDULE 4.11: (i) as of April 30, 1997, neither the Company nor any Subsidiary had any Liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise) which are reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) since April 30, 1997, the Company and its Subsidiaries, taken as a whole, have not incurred any such Liabilities or obligations that have had a Material Adverse Effect on the Company.

              (b) Except as set forth on SCHEDULE 4.11, neither the Company nor any Subsidiary is a party to (i) any Material Agreement relating to the making of any advance to, or investment in, any Person, or (ii) any Material Agreement providing for a guarantee or other contingent liability with respect to any Indebtedness or similar obligation of any Person.

4.12 ABSENCE OF CERTAIN CHANGES.

              Since April 30, 1997, except as reflected in the Financial Statements or the SEC Filings, neither the Company nor any Subsidiary has
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Capital Stock; (ii) made Capital Expenditures or commitments therefor, other than such Capital Expenditures or commitments made in the ordinary course consistent with past practice;
(iii) made any loans or advances to any Person exceeding $5,000 individually or $25,000 in the aggregate (other than advances for business or travel expenses) or guaranteed the obligations of any Person; (iv) sold, exchanged or otherwise disposed of any of its assets or rights exceeding $5,000 individually or $25,000 in the aggregate, other than the sale, exchange or other disposition of its equipment and services in the ordinary course of business consistent with past practice; (v) incurred any material change in the assets, Liabilities, financial condition, operating results or Business of the Company from that reflected in the Financial Statements, except changes that have not, in the aggregate, had a Material Adverse Effect on the Company; (vi) suffered any damage, destruction or loss, whether or not covered by insurance, that had or would have a Material Adverse Effect on the Company; (vii) waived a right or a debt owed to it exceeding $1,000 individually or $5,000 in the aggregate, except in the ordinary course of business consistent with past practice; (viii) satisfied or discharged any Encumbrance or payment of any obligation, except in the ordinary course of business consistent with past practice and that has not had and is not reasonably expected to have a Material Adverse Effect on the Company; (ix) agreed to or made any material change or amendment to any Material Agreement, except in the ordinary course of business consistent with past practice; (x) except as set forth in SCHEDULE 4.12(X), made any material change in any compensation arrangement or agreement with any employee that would increase such employees' compensation by more than ten percent (10%);
(xi) permitted or allowed any of its assets to be subjected to any material Encumbrance, other than Encumbrances on equipment in the ordinary course of business consistent with past practice; (xii) written up the value of any inventory, notes or accounts receivable or other assets in any material respect; (xiii) licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any Proprietary Rights; (xiv) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates previously adopted; (xv) paid, lent or advanced any amount to, sold, transferred or leased any assets to or entered into any material agreement or material arrangement with any of its Subsidiaries or GE (except for the GE Purchase Agreement, the GE Registration Rights Agreement, the GE Warrant Agreement and related documents) or entered into any agreement or arrangement whatsoever with any of its Affiliates other than its Subsidiaries and GE, except for directors' fees, travel expense advances and employment compensation to officers; or (xvi) incurred or suffered any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect on the Company.

4.13 COMPLIANCE WITH LAWS.

              (a) The Company and its Subsidiaries are in compliance in all material respects with all material Applicable Laws. Material Applicable Laws includes, without limitation, all Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice. Neither the Company nor any of its Subsidiaries has received any notice of, nor does the Company or any of its Subsidiaries have any Knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any Governmental Entity involving allegations of any violation) of any Applicable Law involving or related to the Company or any of its Subsidiaries which has not been dismissed or otherwise disposed of. Except as set forth in SCHEDULE 4.13(A), neither the Company nor any of its Subsidiaries has received notice or otherwise has any Knowledge that the Company or any Subsidiary is charged with, threatened with or under investigation with respect to, any violation of any Applicable Law, or has any Knowledge of any proposed change in any Applicable Law that would have a Material Adverse Effect on the Transaction or the Company.

              (b) Each of the Company and its Subsidiaries has, and all professional employees or agents of each of the Company and its Subsidiaries who are performing health care or health care related functions on behalf of the Company or any of its Subsidiaries or joint ventures have, all material licenses, franchises, permits, accreditations, provider numbers, authorizations, including certificates of need, consents or orders of, or filings with, or other approvals from all Governmental Entities ("Approvals") necessary for the conduct of, or relating to the operation of, the business of each of the Company and its Subsidiaries and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and its Subsidiaries owns or leases, and neither the Company nor any Subsidiary or the professional employees or agents of either (acting in such capacities) is in violation of any such Approval in any material respect or any terms or conditions thereof. All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and no notice or warning from any Governmental Entity with respect to the suspension, revocation or termination of any Approval has been, to the Knowledge of the Company, threatened by any Governmental Entity or issued or given to the Company or any Subsidiary. No such Approvals will in any way be affected by, terminate or lapse by reason of the consummation of all or any portion of the Transaction. There are no physicians (other than radiologists and radiation oncologists) owning Capital Stock in any Subsidiary, and no physicians own stock in the Company, except for physician ownership of publicly traded stock of the Company acquired on terms equally available to the public through trading on the Nasdaq Stock Market, and no physician owns 5% or more of the outstanding shares of any class of securities issued by the Company.

4.14 LITIGATION.

              Except as set forth on SCHEDULE 4.14 hereto, there is no Proceeding (by any Governmental Entity or otherwise) of which the Company has received notice or of which the Company has Knowledge pending against or affecting the Company, any Subsidiary or the assets, products or business of any of them or, to the Knowledge of the Company, any basis therefor or threat thereof. Except as set forth on SCHEDULE 4.14 hereto, neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Entity. Except as set forth on SCHEDULE 4.14 hereto, there is no Proceeding by the Company or any Subsidiary currently pending or that the Company or any Subsidiary currently intends to initiate. There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective businesses, assets or products that seek to enjoin, question the validity of or rescind the Transaction, the Carlyle Purchase Agreement, the Ancillary Agreements or otherwise prevent the Company from complying with the terms and provisions of this Agreement, the Carlyle Purchase Agreement, the Ancillary Agreements or any of such other agreements. Any and all Liabilities of the Company and its Subsidiaries under such Proceedings that are probable and subject to reasonable estimation within the meaning of GAAP are adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company or estimates in accordance with GAAP for the uninsured costs thereof are reflected in the Financial Statements. No holder of shares of the Capital Stock of American Health Services Corp. or Maxum Health Corp. (constituent corporations in the mergers contemplated by the Merger Agreement) that either were outstanding immediately prior to such mergers made a demand for the appraisal of such holder's shares pursuant to Section 262 of the Delaware General Corporation Law.

4.15 TRUE AND COMPLETE DISCLOSURE.

              Taken as a whole, this Agreement, the Carlyle Purchase Agreement, the Ancillary Agreements, the Exhibits, Schedules, statements and certifications made or delivered in connection herewith or therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. All financial projections reflected in the 1998 budget provided by the Company to the Purchaser were prepared in good faith on the basis of assumptions believed to be reasonable at the time such projections were prepared.

4.16 TAXES.

              (a) All Company Tax Returns have been properly and timely filed and all such Tax Returns are correct and complete in all material respects.
Each affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group. All such consolidated and combined Tax Returns were correct and complete in all material respects.

              (b) All material Taxes due and payable by the Company and/or its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. All material Taxes owed by any affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Company and the Subsidiaries was a member of the group.

              (c) There is no (nor is there any pending request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of, or statute of limitations regarding, any Taxes or the filing of any Tax Returns that is currently in effect and no power of attorney granted by or with respect to the Company or any Subsidiary with respect to any Tax matter is currently in force.

              (d) To the Knowledge of the Company, there is no pending audit, examination or investigation with respect to any Company Tax Returns, nor to the Knowledge of the Company, is there pending any notice of the initiation thereof; there is no Proceeding, claim, demand, deficiency or additional assessment pending or threatened with respect to any Company Tax Returns.

              (e) To the Knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries have withheld all Taxes required to have been withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other related or unrelated third party, and such withheld Taxes have either been duly paid to the proper Governmental Entity or set aside in accounts for such purpose.

              (f) None of the Company and its Subsidiaries (i) has been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

              (g) The charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the Financial Statements in accordance with GAAP are adequate to cover all unpaid Taxes accruing or payable by the Company and its Subsidiaries in respect of taxable periods that end on or before the Closing Date and for any taxable periods that begin before the Closing Date and end thereafter to the extent such Taxes are attributable to the portion of such period ending on the Closing Date.

              (h) Neither the Company nor any Subsidiary has agreed, requested or been requested to make, or is required to make, any adjustment to taxable income for any taxable period after the Closing under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reasons of a change in accounting method or otherwise.

              (i) There are no Encumbrances (other than Permitted Encumbrances) on any asset or property of the Company or any Subsidiary arising out of, connected with or related to any Tax imposed on the Company, its Subsidiaries or any of their businesses or properties.

              (j) The Company is not a party to, is not bound by and has no obligation (or potential obligation) under any Tax sharing or allocation agreement.

              (k) Neither the Company nor any Subsidiary is a party to any agreement with an Affiliate relating to a foreign sales corporation (or "FSC") within the meaning of Section 922 of the Code; or a domestic international sales corporation (or "DISC") within the meaning of Section 992 of the Code.

              (l) Other than the elections made in the Tax Returns provided to or made available to the Purchaser, no agreement, consent or election for foreign, federal, state or local tax purposes that would affect or be binding on the Company or any Subsidiary after the Closing has been filed or entered into by the Company or any Subsidiary. No consent has been filed with respect to the Company or any Subsidiary under Section 341(f) of the Code.

              (m) SCHEDULE 4.16 lists all federal, state, local and foreign Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit, other than (i) Tax Returns relating to closed years, and (ii) Tax Returns that have been audited where such audit did not result in any change in any tax due from the Company or any Subsidiary to any Governmental Entity. Correct and complete copies of all federal Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since June 30, 1996 have been delivered or made available to the Purchaser. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

4.17 ENVIRONMENTAL MATTERS.

              (a) For purposes of this Section 4.17, the term "Company" shall include (i) the Company, (ii) any Affiliates of the Company other than the Purchaser, (iii) the Business, (iv) all partnerships, joint ventures and other entities or organizations in which the Company or the Business was at any time or is a partner, joint venturer, member or participant, and (v) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or the Business or to which the Company or the Business has succeeded.

              (b) The Company and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance in all material respects with all applicable Environmental Laws PROVIDED, that the representation and warranty contained in this clause (i) is limited to the Knowledge of the Company to the extent (but only to the extent) that it directly applies to real property that the Company has purchased or has leased from another Person in a transaction other than the acquisition of such Person (whether by merger or consolidation, stock purchase or exchange, acquisition of all or substantially all of the assets of such Person or a similar fundamental transaction); (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that each of their Environmental Permits currently in effect will be renewed effective prior to the expiration of such Environmental Permit.

              (c) Except as set forth on SCHEDULE 4.17, the Company and its Subsidiaries have not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any Environmental Condition. The Company has not received any notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Materials at, on, under, in, to or from any Facility or any former Facilities, or in connection with any operations or activities of the Company or any of its Subsidiaries.

              (d) Except as disclosed in SCHEDULE 4.17 or with respect to such matters as have been fully and finally resolved and as to which there are to the Knowledge of the Company, no remaining obligations, neither the Company nor any of its Subsidiaries has entered into or agreed to or is subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to compliance with or Liability under any Environmental Law.

              (e) Except as disclosed in SCHEDULE 4.17, Hazardous Materials have not been transported, disposed of, emitted, discharged or otherwise Released or threatened to be Released to or at any real property presently or formerly owned or leased by the Company or any of its Subsidiaries, which Hazardous Materials are reasonably expected to (i) give rise to Liability of the Company or any Subsidiary under any applicable Environmental Law, (ii) interfere with the Company's or any Subsidiary's continued operations or
(iii) materially impair the fair salable value of any real property owned or leased by the Company or any Subsidiary.

              (f) Except as disclosed in SCHEDULE 4.17, neither the Company nor any of its Subsidiaries has assumed or retained, by contract or, to the Knowledge of the Company, by operation of law in connection with the sale or transfer of any assets or business, Liabilities arising from or associated with or otherwise in connection with such assets or business of any kind, fixed or contingent, known or not known, under any applicable Environmental Law. Neither the Company nor any of its Subsidiaries, to the Knowledge of the Company, is required to make any capital or other expenditures to comply with any Environmental Law nor to the Knowledge of the Company is there any reasonable basis on which any Governmental Entity could take any action that would require any such capital expenditures.

              (g) True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted in respect of any Facility or any former Facility within the past five (5) years, either by the Company or any attorney, environmental consultant or engineer or other Person engaged by the Company or any of its Subsidiaries for such purpose, have been delivered to the Purchaser and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company has Knowledge is included on
SCHEDULE 4.17.

4.18 INSURANCE.

              Each insurance policy held by or for the benefit of the Company or any of its Subsidiaries is in full force and effect. Each of the Company and its Subsidiaries carries, and will continue to carry, insurance with reputable insurers (except as to self-insurance) with respect to such of their respective properties and businesses, in such amounts and against such risks as is customarily maintained by other entities of similar size engaged in similar businesses (which may include self-insurance in amounts customarily maintained by companies similarly situated or has been maintained in the past by the Company and its Subsidiaries). None of such insurance was obtained through the use of materially false or misleading information or the failure to provide the insurer with all material information requested in order to evaluate the liabilities and risks insured. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or non-renewal of any insurance policies or binders.

4.19 REAL PROPERTY AND LEASEHOLDS.

              (a) To the Knowledge of the Company, each lease agreement and mortgage to which the Company or any Subsidiary is a party is in full force and effect in accordance with its terms.

              (b) With respect to each parcel of real property owned or leased by the Company or any of its Subsidiaries:

                   (i) The Company or the relevant Subsidiary, as the case may be, has good and valid title to and/or a valid and subsisting leasehold interest in each item of real property and leasehold, as appropriate, free and clear of all mortgages, liens, Encumbrances (except Permitted Encumbrances), leases, equities, claims, charges, easements, rights-of-way, covenants, conditions and restrictions, except for liens, if any, for property taxes not due;

                   (ii) No officer, director or employee of the Company, of any Subsidiary or of any Affiliate of the Company, nor any Subsidiary or Affiliate of the Company, owns directly or indirectly in whole or in part, any of such real properties or leaseholds;

                   (iii) Neither the Company nor any Subsidiary is in default with respect to any material term or condition of any such mortgage or lease, nor has any event occurred which, through the passage of time or the giving of notice or both, would constitute a default thereunder by the Company or any Subsidiary or would cause the acceleration of any obligation of the Company or any Subsidiary or the creation of a lien or encumbrance upon any asset of the Company or any Subsidiary;

                   (iv) All of the buildings, fixtures and other improvements described in SCHEDULE 4.19 are in reasonably good operating condition, have been maintained in accordance with reasonable industry practices and are adequate to conduct the business of the Company and its Subsidiaries, as the case may be, as presently conducted; and

                   (v) Neither the Company nor any Subsidiary has received any notice or otherwise has Knowledge that the Company or any such Subsidiary, as the case may be, is in violation of any applicable building code, zoning ordinance or other law or regulation.

4.20 TANGIBLE ASSETS.

              (a) The Company and its Subsidiaries have good and valid title to or valid and subsisting leasehold interests in all Fixtures and Equipment having original cost or fair market value in excess of Five Thousand Dollars ($5,000), including all such Fixtures and Equipment reflected in the Company's most recent balance sheet included in the Financial Statements and all such Fixtures and Equipment purchased or otherwise acquired by the Company or any Subsidiary since the date of such Balance Sheet. Except as set forth on
SCHEDULE 4.20, none of such Fixtures and Equipment is subject to any Encumbrance except for Permitted Encumbrances and Encumbrances which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of the property or assets of the Company and its Subsidiaries taken as a whole or interfere with the present use of such property or assets (taken as a whole). The Company and each Subsidiary has in all material respects performed all the obligations required to be performed by it with respect to all such Fixtures and Equipment leased by it through the date hereof, except where the failure to perform would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All such leases are valid, binding and enforceable with respect to the Company and its Subsidiaries in accordance with their terms and are in full force and effect. No default has occurred thereunder on the part of the Company, any Subsidiary or, to the Knowledge of the Company, any other party which default would be reasonably likely to have a Material Adverse Effect on the Company.

              (b) The buildings and Fixtures and Equipment of the Company and its Subsidiaries are in reasonably good operating condition and repair (except for ordinary wear and tear), with no material defects, are sufficient for the operation of the business of the Company and its Subsidiaries as presently conducted and are in conformity, in all material respects, with all Applicable Laws relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect on the Company.

4.21 CONTRACTS AND COMMITMENTS.

              (a) SCHEDULE 4.21 contains a correct and complete list of all agreements, contracts, Indebtedness, Liabilities and other obligations to which the Company or any Subsidiary is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company or any Subsidiary in excess of Five Hundred Thousand Dollars ($500,000) annually, which obligate the Company or any Subsidiary to share, license or develop any product or technology or which involve transactions or proposed transactions between the Company and any Subsidiary, on the one hand, and any officer, director or Affiliate or Subsidiary, on the other hand (collectively, the "Material Agreements").

              (b) The Company and its Subsidiaries have in all material respects performed, and are now performing in all material respects, the obligations under, and are not in default (or by the lapse of time and/or the giving of notice or otherwise be in default) in respect of, any of the Material Agreements. Each of the Material Agreements is in full force and effect and is a valid and enforceable obligation against the Company or a Subsidiary, as applicable, and, to the Company's Knowledge, the other party or parties thereto, in accordance with its terms.

              (c) "Current Customer" means any Person from whom the Company or any Subsidiary has recognized revenue since June 1, 1997 or to whom the Company or any Subsidiary has any obligation to complete work or honor any contractual warranty or has any obligation or Liabilities. Since June 1, 1997, no Current Customer with respect to a Center Operation has canceled or terminated any Material Agreement or notified the Company or any Subsidiary in writing or orally of its intent to cancel or terminate its contract, and no Current Customer with respect to a Mobile Operation has canceled or terminated any Material Agreement or notified the Company or any Subsidiary in writing or orally of its intent to cancel or terminate its contract, except any such cancellations, terminations or notifications from Current Customers with respect to Mobile Operations that in the aggregate could not have a Material Adverse Effect (taking into account revenue generated from replacement customers) on the Company.

4.22 BOOKS AND RECORDS.

              The Company has made and kept (and given the Purchaser access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the

Company and its Subsidiaries, taken as a whole. The minute books of the Company and each such Subsidiary previously made available to the Purchaser accurately and adequately reflect all action previously taken by the stockholders, the Board of Directors and committees of the Board of Directors and each of its Subsidiaries.

4.23 LABOR MATTERS.

              (a) Since June 30, 1992, neither the Company nor any Subsidiary has or has ever had any employees represented by collective bargaining agreements. The Company and its Subsidiaries are in compliance in all material respects with all material Applicable Laws respecting employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company or any of its Subsidiaries of which the Company has received notice or of which the Company has Knowledge, and the Company has no Knowledge of any facts or information which would give rise thereto. There is no labor strike or labor disturbance pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. There is no grievance currently being asserted and neither the Company nor any Subsidiary has experienced since June 30, 1994 a work stoppage or other labor difficulty which grievance, work stoppage or other labor difficulty is reasonably likely to have a Material Adverse Effect on the Company. No collective bargaining representation petition is pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary.

              (b) SCHEDULE 4.23 lists those employees of the Company that prior to the Closing Date had written employment agreements with the Company in effect.

4.24 PAYMENTS.

              Neither the Company nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or its Subsidiaries and which the Company or any of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States (including, without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction. Neither the Company nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers

4.25 INTELLECTUAL PROPERTY.

              (a) The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, service marks, software, databases, data and other technical information used in their businesses as presently conducted ("Proprietary Rights"), subject to the limitations contained in the agreements governing the use of the same. SCHEDULE
4.25 sets forth all such Proprietary Rights owned by, used by or licensed to the

Company or any Subsidiary. There are no limitations contained in such agreements of the type described in the immediately preceding sentence which, upon consummation of all or any portion of the Transaction, will materially alter or materially impair any such rights, breach any such material agreement with any third party vendor or require payments of additional sums thereunder. The Company and its Subsidiaries are in compliance in all material respects with such licenses and agreements. Except as set forth on
SCHEDULE 4.25, there are no pending or, to the Knowledge of the Company, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any Subsidiary to use, copy, modify or distribute the same.

              (b)  No person has a right, other than those set forth on
SCHEDULE 4.25, to receive a royalty or similar payment in respect of any material Proprietary Rights whether or not pursuant to any contractual arrangements entered into by the Company or its Subsidiaries.

4.26     SECURITIES OFFERINGS.

              (a) Except as set forth on SCHEDULE 4.26, since the consummation of the merger pursuant to the Merger Agreement, the Company has not sold any securities other than securities registered pursuant to the Securities Act.

              (b) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has, directly or through any agent (provided that no representation is made as to the Purchaser or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or
(ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

              (c) Except as provided in Schedule 4.26(c) neither the Company nor any Subsidiary is a party to any agreement or commitment that obligates the Company to register under the Securities Act any of its presently outstanding securities or any of its securities that hereafter may be issued, except as contemplated hereby and by the Registration Rights Agreement.

4.27     NO OTHER AGREEMENTS TO SELL THE ASSETS OR THE COMPANY.

              Except as contemplated by this Agreement, none of the Company or any of its Subsidiaries have any legal obligation, absolute or contingent, to any other person or firm to sell the Capital Stock, material assets or the business of the Company or any Subsidiary or to effect any merger, consolidation, liquidation, dissolution, recapitalization or other reorganization of the Company or any Subsidiary or to enter into any agreement with respect thereto.

4.28     NO BROKERS.

              Except for Shattuck Hammond Partners Inc., the aggregate fees of which are Five Hundred Thousand Dollars ($500,000) in connection with the Transaction, all of which shall be paid by the Company, neither the Company nor any Subsidiary has employed, nor is any of them subject to the known claim of, any broker, finder, consultant or other intermediary in connection with all or any portion of the Transaction (or the negotiations looking toward the consummation of all or any portion of the Transaction) who might be entitled to a fee or commission from the Company in connection with all or any portion of the Transaction (or the negotiations looking toward the consummation of all or any portion of the Transaction).

4.29     ACCOUNTS AND NOTES RECEIVABLE.

              None of the accounts, notes and other receivables owed to the Company or any Subsidiary as of the date hereof is pledged to any third party. The reserve for doubtful accounts shown on the Company's most recent balance sheet included in the Financial Statements is in accordance with GAAP.

4.30     INDEBTEDNESS.

              SCHEDULE 4.30 sets forth a true and complete list of all Indebtedness of the Company or any Subsidiary for borrowed money as of September 30, 1997.

4.31     TRANSACTIONS WITH AFFILIATES.

              Except as set forth in SCHEDULE 4.31 and except for regular salary payments and fringe benefits under an individual's compensation package with the Company or any Subsidiary, none of the officers, employees, directors or other Affiliates of the Company or any Subsidiary or members of their families is a party to any agreement, understanding, Indebtedness or proposed transaction with the Company or any Subsidiary or is directly interested in any Material Agreement with the Company or any Subsidiary. Neither the Company nor any Subsidiary has guaranteed or assumed any obligations of their respective officers, directors, employees or other Affiliates or members of any of their families. To the Company's Knowledge, none of such Persons has any direct or indirect ownership interest in any Affiliate or Subsidiary, with any Person with which the Company or any Subsidiary has a business relationship or with any Person that competes with the Company or any Subsidiary, other than an interest of less than five percent (5%) ownership in any publicly traded company that may compete with the Company or any Subsidiary. For purposes of this Section 4.31, the term "Affiliates" shall not include the Purchaser.

4.32     NO RESEARCH GRANTS

              Neither the Company nor any of its Subsidiaries since inception has provided any research, educational or study grants of any kind to any hospital, physician or health care provider.

4.33     CERTAIN REGULATORY MATTERS.

              Neither the Company nor any of its Subsidiaries since inception has received notice that the Company or any Subsidiary has been, or to the Company's Knowledge has been, the subject of any investigative proceeding before any federal or state regulatory authority or the agent of any such authority, including, without limitation, federal and state health authorities.

4.34     CERTAIN ADDITIONAL REGULATORY MATTERS.

              Neither the Company nor any Subsidiary, nor the officers, directors or managing employees, as that term is defined in 42 C.F.R. Section 1001.1001(a)(1), nor to the Knowledge of the Company or any Subsidiary, the other employees or agents of any of the Company or any Subsidiary have engaged in any activities which are prohibited under criminal law, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, or any other State Health Care Program or Federal Health Care Program (as defined in Section 4.35 below) under Sections 1320a-7, 1320a-7a, 1320a-7b or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any of its Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct, including, but not limited to, the following activities:

              (a) Knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

              (b) Knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

              (c) Presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service that the Person presenting knows or should know that the claim is false or fraudulent;

              (d) Knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program, or (ii) in return for, or to induce the purchase, lease or order or the arranging for or recommending of the purchase, lease or order of, any good, facility, service or item for which payment may be made in whole or in party by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or

              (e) Knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (ii) information required to be provided under Section 1124(A) of the Social Security Act ("SSA") (42 U.S.C.
Section 1320a-3).

4.35     MEDICARE/MEDICAID PARTICIPATION.

              Neither (a) the Company nor any other Person who after the Closing will have a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Subsidiary, or who will have an ownership or control interest (as defined in SSA Section 1124(a)(3) or any regulations promulgated thereunder) in the Company or any Subsidiary, or who will be an officer, director or managing employee (as defined in 42 C.F.R. Section 1001.1001(a)(1)) of the Company or any Subsidiary, or, to the Knowledge of the Company and any Subsidiary, any other employee or agent thereof, nor (b) any Person with any relationship with such entity (including, without limitation, a parent company of or partner in a Subsidiary) who after the Closing will have an indirect ownership interest of 5% or more (as that term is defined in 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Subsidiary: (i) has had a civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (ii) has been excluded from participation under Medicare, Medicaid or a state health care program as defined in SSA Section 1128(h) or any regulations promulgated thereunder ("State Health Care Program") or a federal health care program as defined in SSA Section 1128B(f) ("Federal Health Care Program"); or (iii) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and
(b)(1), (2), (3) or any regulations promulgated thereunder:

                        (A) Criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program;

                        (B) Criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                        (C) Criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

                        (D) Federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (A) through (C) above; or

                        (E) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

4.36     COMPLIANCE WITH MEDICARE/MEDICAID AND INSURANCE PROGRAMS

              (a) The Company and its subsidiaries are eligible to receive payments with respect to operations of their respective business under Title XVIII of the SSA and under Title XIX of the SSA. The Company and its Subsidiaries have timely filed (except where the failure to timely file would not reasonably be expected to have a Material Adverse Effect on the Company) all claims and reports required to be filed with respect to the operations of their respective businesses in connection with all state Medicaid and federal Medicare programs, which claims and reports are complete and correct. The failure to timely file a medical claim or report resulting only in a late payment will not for these purposes be deemed adverse to the Company or its Subsidiaries. There are no actions, appeals or investigations pending or, to the best of the Company's and its Subsidiaries' Knowledge, threatened before any entity, commission, board or agency, including an intermediary or carrier or the administrator of the Health Care Financing Administration, with respect to any Medicare or Medicaid claims or reports filed by the Company or its Subsidiaries with respect to the operations of their respective businesses on or before the date hereof or program compliance matters, which would reasonably be expected to have a Material Adverse Effect on the Company.

              (b) Other than regularly scheduled audits and reviews, no validation review, peer review or program integrity review related to the operations of the Company or its Subsidiaries' respective businesses has been conducted by any entity, commission, board or agency in connection with the Medicare or Medicaid program, and to the best of the Company's and its Subsidiaries' Knowledge, no such reviews are scheduled, pending or threatened against or affecting such businesses.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

              The Purchaser hereby represents and warrants to the Company, with respect to itself only, as follows:

5.1 ORGANIZATION OF THE PURCHASER.

              The Purchaser is duly formed and validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to carry on its business as currently being conducted.

5.2 AUTHORIZATION.

              The Purchaser has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the Transaction. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements and the consummation by it of the Transaction have been duly authorized by all necessary action of the Purchaser. This

Agreement and each Ancillary Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 NONCONTRAVENTION.

              The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements and the consummation by it of the Transaction do not and will not (i) conflict with or result in a violation of any provision of the operating agreement or any other governing agreement of the Purchaser,
(ii) conflict with or result in a violation of any provision of, constitute (with or without the giving of notice or the passage of time or both) a default under or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Purchaser, or (iv) violate any Applicable Law binding upon the Purchaser, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the Transaction.

5.4 CONSENTS AND APPEALS.

              No consent, approval, order or authorization of or declaration, filing or registration with any Governmental Entity is required to be obtained or made by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements or the consummation of the Transaction other than (i) any filings required under
Section 13 of the Exchange Act and Rule 13d-1 under the Exchange Act (ii) compliance with applicable provisions of the HSR Act, as amended and (iii) such consents, approvals, orders or authorization which, if not made, would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the Transaction.

5.5 PURCHASE FOR INVESTMENT.

              (a) The Purchaser has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Securities pursuant hereto, and the Purchaser has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its Business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Securities.

              (b) The Purchaser is acquiring the Securities solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution. The Purchaser has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person or anyone else any Securities and the Purchaser has no present plans or intentions to enter into any such contract, undertaking or arrangement, except for a possible transfer or transfers to Affiliates.

              (c) The Purchaser acknowledges and understands that (i) no registration statement relating to the Securities, the Series C Conversion Shares or the Warrant Shares has been or is to be filed with the Commission under the Securities Act or pursuant to the securities laws of any state;
(ii) the Securities, the Series C Conversion Shares, the Series D Preferred Stock, the Series D Conversion Shares and the Warrant Shares cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder and without the delivery to the Company by reputable counsel of such counsel's opinion, in form and substance reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from such registration provisions; (iii) the certificates representing the respective Securities will include a legend thereon that refers to the foregoing; and
(iv) the Company has no obligation or intention to register the Securities, the Series C Conversion Shares, the Series D Preferred Stock, the Series D Conversion Shares or the Warrant Shares under any federal or state securities act or law, except to the extent, in each case, that the terms of the Registration Rights Agreement shall otherwise provide.

              (d) The Purchaser (i) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Securities and to protect its own interest in connection with an investment in the Securities; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Securities to satisfy any existing or contemplated undertaking, obligation or Indebtedness; and (iv) is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

5.6 NO BROKERS.

              The Purchaser has not employed, and is not subject to the known claim of, any broker, finder, consultant or other intermediary in connection with all or any portion of the Transaction (or the negotiations looking toward the consummation of all or any portion of the Transaction) who might be entitled to a fee or commission in connection with all or any portion of the Transaction (or the negotiations looking toward the consummation of all or any portion of the Transaction).

5.7 NO AGREEMENTS.

              Such Person has not entered into any agreement or arrangement with respect to the disposition or voting of or exercise of any other rights with respect to any Capital Stock of the Company with any Person who is not an Affiliate of such Person (which shall in no event include Carlyle).

                                   ARTICLE VI
                                    COVENANTS

6.1 BEST EFFORTS.

              The Company shall comply with the Carlyle Purchase Agreement and the Credit Facility through and including the Second Closing.

6.2 RESTRICTIVE AGREEMENTS PROHIBITED.

              Through and including the Second Closing, the Company shall not become a party to any agreement which by its terms violates the terms of the Carlyle Purchase Agreement, the terms of the Series B Preferred Stock as set forth in the Series B Certificate of Designation, the terms of the Series C Preferred Stock as set forth in the Series C Certificate of Designation, the terms of the Series D Preferred Stock as set forth in the Series D Certificate of Designation, or the terms of the Carlyle Warrants. From and after the Second Closing, the Company shall not become a party to any agreement which by its terms violates the terms of the Series C Preferred Stock as set forth in the Series C Certificate of Designation or the terms of the Series D Preferred Stock as set forth in the Series D Certificate of Designation.

6.3 CONTINUING OPERATIONS.

              From and after the Closing Date, the Company shall, and shall use its best efforts to cause each Subsidiary to, use all commercially reasonable efforts to operate its business in a prudent fashion and in such a fashion as is not likely to result in a Material Adverse Effect on the Company; PROVIDED, HOWEVER, that the Company shall not be liable to the Purchaser for violation of this Section 6.3 in connection with any action or operation of the Company that those members of the Board of Directors who were elected by the Purchaser (as provided in Section 6.13 of this Agreement) voted to approve, adopt or ratify (if such action or operation was voted upon by the Board of Directors), unless the information provided to the Board of Directors in connection with its vote upon such action or operation failed to contain all information that a reasonable person would deem material in considering such action or operation.

6.4 FINANCIAL STATEMENTS AND INFORMATION.

              (a) For so long as GE owns shares of Series C Preferred Stock and Series A Preferred Stock with a total liquidation preference, taken as a whole, at least equal to 25% of the total liquidation preference of the shares of Series C Preferred Stock and Series A Preferred Stock outstanding on the Closing Date, the Company shall furnish to the Purchaser:

                   (i) MONTHLY REPORTS. Within thirty (30) days following the end of each calendar month, a management report for the preceding calendar month summarizing the Company's operating and financial performance during such preceding calendar month and including, without limitation, an unaudited income statement, an unaudited balance sheet and an unaudited statement of cash flows for such preceding calendar month and a narrative description of any event, condition or change in condition that had, or is likely to have, a Material Adverse Effect on the Company (but such reports need only be furnished if the Purchaser (and any Affiliate of the Purchaser who is to receive such reports) shall have executed and delivered to the Company an appropriate confidentiality agreement reasonably satisfactory to the Company.

                   (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarterly periods of each Fiscal Year, the Company's quarterly report on Form 10-Q as filed with the Commission.

                   (iii) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the Company's Annual Report on Form 10-K and related Annual Report to Shareholders as filed with the Commission.

                   (iv) SEC REPORTS; MAILINGS TO STOCKHOLDERS. Promptly after sending or making available or filing of the same, copies of all registration statements, proxy statements, financial statements and reports on Forms 10-K, 10-Q and 8-K (or any comparable successor form), if any, which the Company or any of its Subsidiaries shall file with the Commission or any national securities exchange. In addition, (A) at the same time that the Company makes a mailing to its stockholders generally and (B) promptly after the Company issues a press release, the Company shall provide a copy of the same to the Purchaser.

                   (v) NOTICE OF DEFAULT OR CLAIMED DEFAULT. Promptly upon (and in any event within five (5) business days following) any officer of the Company obtaining Knowledge (A) of any condition or event which constitutes an event of default or default (including, without limitation, by way of cross-default) under any Indebtedness having a principal amount of at least $5 million, (B) that the holder of any Indebtedness has given any written notice or taken any other action with respect to a claimed condition or event which constitutes such an event of default or default or
    (C) that any Person has given any written notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default under an agreement (other than Indebtedness included in clause (A) of this Section 6.4(a)(v)) or other obligation having total consideration to the parties of at least $1 million, an officer's certificate describing the same and the period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

                   (vi) BANKRUPTCY. Promptly upon receiving notice of any Person's seeking to obtain or threatening to seek to obtain a decree or order for relief with respect to the Company or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, a written notice thereof specifying what action the Company or such Subsidiary is taking or proposes to take with respect thereto.

                   (vii) ADDITIONAL INFORMATION. With reasonable promptness, such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement or the affairs of the Company or any of its Subsidiaries as the Purchaser may from time to time reasonably request.

              (b) The Company will furnish to the Purchaser, at the time it furnishes each set of financial statements pursuant to Section 6.4(a)(ii) or
(iii) above, an officer's certificate to the effect that no event of default under any Indebtedness has occurred and is continuing (or, if any such event of default has occurred and is continuing, describing the same in reasonable detail, the period of existence thereof and the action that the Company has taken and proposes to take with respect thereto).

              (c) The Company will keep at its principal executive offices the books, accounts and records of the Company and cause the same to be available for inspection at said offices during normal business hours by the Purchaser or by any prospective purchaser of any of the Securities from either the Purchaser or any Affiliate of the Purchaser (other than such a purchaser proposing to purchase pursuant to a valid registration statement or pursuant to Rule 144 promulgated under the Securities Act). The Purchaser may, at its option and its own expense, conduct internal audits of the books, records and accounts of the Company. Audits may be on either a continuous or periodic basis or both and may be conducted by employees of the Purchaser or by independent auditors or other consultants retained by the Purchaser. The Company shall make available to the Purchaser such information and financial statements in addition to the foregoing as shall be required by the Purchaser in connection with the preparation of registration statements, current and periodic reports, proxy statements, Tax Returns and other documents required to be filed under Applicable Law and shall cooperate in the preparation of any such documents.

6.5 PRESS RELEASES.

              Except as may be required by Applicable Law or by the rules of any national securities exchange, neither the Purchaser nor the Company shall issue any press release with respect to this Agreement or the Transaction without the prior consent of the other party hereto (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party as to the form and content of such press release.

6.6 NOTIFICATION OF CERTAIN MATTERS.

              The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence or failure to occur of any event which occurrence or failure causes any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from and including the date hereof through the time at which such representation or warranty ceases to survive pursuant to Section 8.1 hereof, and (ii) any material failure of the Company or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure. In addition, the Company shall give prompt notice to the Purchaser of any developments that could reasonably be expected to have a Material Adverse Effect on the Company.

6.7 LIABILITY INSURANCE.

              For so long as GE owns shares of Series C Preferred Stock and Series A Preferred Stock with a total liquidation preference, taken as a whole, at least equal to 25% of the total liquidation preference of the shares of Series C Preferred Stock and Series A Preferred Stock outstanding on the Closing Date, the Company shall ensure that each person serving on the Board of Directors on and after the Closing Date shall receive the same liability insurance coverage as a member of the Board of Directors receives as of the date hereof (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the Board of Directors) and that such policies shall be in full force and effect in accordance with their terms as of the Closing Date.

6.8 CONVERSION STOCK.

              The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and preferred stock, par value $.001 per share, solely for the purpose of effecting the conversion of shares of Series B Preferred Stock and Series C Preferred Stock and the issuance of Common Stock in respect of the Warrants and the Carlyle Warrants, the full number of whole shares of Common Stock and Series D Preferred Stock then deliverable upon (a) the conversion of all shares of Series B Preferred Stock and Series C Preferred Stock then outstanding, (b) the issuance of Common Stock in respect of the Warrants and the Carlyle Warrants, and (c) if any Series D Preferred Stock is then outstanding, the full number of whole shares of Common Stock then deliverable upon the conversion of all shares of Series D Preferred Stock then outstanding. The Company shall take at all times such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock or Series D Preferred Stock (as the case may be) upon the conversion of shares of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock and the exercise of the then outstanding Warrants and Carlyle Warrants. If at any time the number of authorized but unissued shares of Common Stock or Series D Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock and the exercise of all the then outstanding Warrants and Carlyle Warrants, in addition to such other remedies as shall be available to the holders of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, the Company shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Series D Preferred Stock to such numbers of shares as shall be sufficient for such purpose, including but not limited to promptly calling and holding a meeting of the Company's stockholders, at which the Company's stockholders shall vote on a proposed amendment to the Certificate of Incorporation that would so increase the number of authorized shares of Common Stock or preferred stock, par value $.001 per share, as appropriate, a favorable vote for which amendment shall have been recommended to the Company's stockholders by the Board of Directors, pursuant to a duly and validly adopted resolution of the Board of Directors setting forth the amendment proposed and declaring its advisability, all in accordance with
Section 242 of the Delaware General Corporation Law; and, in case of an increase in the number of authorized shares, of such preferred stock, the Board of Directors shall promptly cause to become effective a certificate of increase pursuant to Section 151 of the Delaware General Corporation Law.

6.9 CERTAIN REGULATORY MATTERS.

              (a) The operations of the Company and its Subsidiaries will be conducted in compliance with all material Applicable Laws (material Applicable Laws includes, without limitation, all Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice). In addition to, and without limiting the generality of the foregoing, the Company shall adopt and implement a compliance plan adequate to assure such compliance.
The compliance plan shall include all material elements of an effective program to prevent and detect violations of law as defined in Commentary 3(k) to Section 8A1.2 of the Federal Sentencing Guidelines.

              (b) Without limiting the generality of the foregoing, the Company and all Affiliates shall comply in all material respects with all lawful directives, orders, instructions, bulletins and other announcements received from third party payors and their agents (including, without limitation, Medicare carriers and fiscal intermediaries) regarding participation in third party payment programs, including, without limitation, preparation and submission of claims for reimbursement. Nothing in this
Section 6.9 shall be construed as or is intended to create any third party beneficiaries.

6.10     EMPLOYMENT ARRANGEMENTS.

              (a) The Company will keep in effect following the First Closing the employment agreements with the employees set forth in SCHEDULE 4.23, on the same terms and conditions contained in such employment agreements prior to the First Closing Date; provided, however, that such employment agreements shall be modified so that none of (i) the Transaction,
(ii) any conversion of Series B Preferred Stock or Series C Preferred Stock acquired hereunder or under the GE Purchase Agreement into shares of Series D Preferred Stock or Common Stock , (iii) any conversion of shares of Series D Preferred Stock into Common Stock, or (iv) any change in the membership, size or composition of the Board of Directors incident to the transaction or such conversions, shall trigger or constitute a change of control or otherwise give any party to such employment agreements any right to receive any payment (or any acceleration thereof) or protections whatsoever.

              (b) Following the First Closing, the Company and the Purchaser will review the terms and conditions of the bonus plan currently in effect at the Company to determine whether any changes should be made to such bonus plan.

6.11     TRANSACTIONS WITH AFFILIATES.

              For so long as GE owns shares of Series C Preferred Stock and Series A Preferred Stock with a total liquidation preference, taken as a whole, at least equal to 25% of the total liquidation preference of the shares of Series C Preferred Stock and Series A Preferred Stock outstanding on the Closing Date, the Company covenants and agrees that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with any Affiliate of the Company, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except: (a) transactions with Affiliates of the Company that involve consideration or payments in the aggregate of less than $5,000; (b) transactions with Affiliates of the Company that are approved by the Board of Directors; and (c) transactions with Affiliates of the Company in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time from a Person which is not such an Affiliate.

6.12     STOCKHOLDER APPROVAL OF CERTAIN ACTIONS.

              Without limitation of the rights, restrictions and protections contained in the Series C Certificate of Designation or otherwise available to holders of shares of the Series C Preferred Stock, for so long as the Purchaser, any Affiliate of the Purchaser, or the Initial Purchaser and any such Affiliate, taken as a whole, owns or own at least thirty-three percent (33%) in total liquidation preference, taken as a whole, of (i) the outstanding shares of Series C Preferred Stock and (ii) the outstanding shares of Series A Preferred Stock, the Company shall not take, and shall cause its Subsidiaries not to take, any of the following actions without the affirmative vote of holders of at least sixty-seven percent (67%) of the shares of the Series C Preferred Stock then outstanding:

              (a) Alter, change or amend (by merger or otherwise) any of the rights, preferences and privileges of the Series B Preferred Stock, the Series C Preferred Stock or any other class of Capital Stock or the terms or provisions of any Option or Convertible Security;

              (b) Effect or enter into any transaction or event that results or could reasonably be expected to result, directly or indirectly, in a Special Corporate Event with respect to the Company or any Subsidiary;

              (c) Initiate any Liquidating Event with respect to the Company or any Subsidiary;

              (d) Amend, restate, alter, modify or repeal (by merger or otherwise) the Certificate of Incorporation or the Amended Bylaws of the Company, including, without limitation, amending, restating, modifying or repealing (by merger or otherwise) any certificate of designation or preferences (as in effect from time to time) relating to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, including, without limitation, the filing by the Company of a certificate with the Secretary of

State of the State of Delaware, pursuant to Section 151(g) of the Delaware General Corporation Law, setting forth a resolution or resolutions adopted by the Board of Directors of the Company that none of the authorized shares of Series D Preferred Stock are outstanding and that none will be issued subject to the Series D Certificate of Designation, (provided however, that upon any upon any Type A Conversion pursuant to Section 5 of the Series B Certificate of Designation, the Company shall immediately file a certificate with the Secretary of State of the State of Delaware, pursuant to Section 151(g) of the Delaware General Corporation Law, setting forth a resolution or resolutions adopted by the Board of Directors of the Company that none of the authorized shares of Series D Preferred Stock are outstanding and that none will be issued subject to the Series D Certificate of Designation.);

              (e) Change the number of directors of the Company to a number less than eight (8) or more than nine (9) or the manner in which the directors are selected, except as provided in the Certificate of Incorporation, Amended Bylaws, Series B Certificate of Designation, Series C Certificate of Designation and Series D Certificate of Designation;

              (f) Incur any Indebtedness, in the aggregate with respect to the Company and its Subsidiaries, in excess of $15 million in any Fiscal Year; PROVIDED, HOWEVER, that this provision shall not apply to draw-downs under any credit facility as to which a credit agreement had been executed and delivered on or prior to the date hereof;

              (g) Become a party to Operating Leases during any Fiscal Year with respect to which the present value of all payments due during the term of such Operating Leases in the aggregate (determined using a discount rate of 10%) exceed $15 million;

              (h) Create, authorize or issue any shares of Series B Preferred Stock or any class or series of Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series;

              (i) Reclassify any authorized stock of the Company into Series B Preferred Stock or any class or series of Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series;

              (j) Increase or decrease the authorized number of shares of Series B Preferred Stock, Series D Preferred Stock or any class or series of Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series;

              (k) Issue any equity security below either the then current Market Price (without deduction for any underwriters' discount) or the then applicable Conversion Price of the Series B Preferred Stock (as defined in the Series B Certificate of Designation), other than for (i) management stock options currently authorized and available for grant for not more than Three Hundred Thousand (300,000) shares of Common Stock in the aggregate, in which Senior Management of the Company shall not participate, (ii) management stock options exercisable at not less than the then-applicable Conversion Price per share of Common Stock issued after October 14, 1997, exercisable for not more than Five Hundred Thousand (500,000) shares of Common Stock in the aggregate, in which only Senior Management of the Company shall participate, and (iii) the Common Stock underlying such management stock options and other stock options outstanding as of October 14, 1997;

              (l) Declare or pay any dividend or make any distribution (including, without limitation, by way of redemption, purchase or other acquisition) with respect to shares of Capital Stock or any securities convertible into or exercisable, redeemable or exchangeable for any share of Capital Stock of the Company or any Subsidiary (including, without limitation, any Option or Convertible Security) directly or indirectly, whether in cash, obligations or shares of the Company or other property;

              (m) Acquire, in one or a series of related transactions, any equity ownership interest or interests of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $15 million;

              (n) Acquire, in one or a series of related transactions, any asset or assets of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is equal to or greater than $15 million; PROVIDED, HOWEVER, that this provision shall not apply to Capital Expenditures made by the Company in the Ordinary Course of Business;

              (o) Merge or consolidate with any Person, or permit any other Person to merge into it where: (i) the stockholders of the Company immediately prior to the consummation of such merger or consolidation shall, immediately after the consummation of such merger or consolidation, hold securities possessing more than 50% of both the total voting power of and the beneficial ownership interests in the surviving entity of such merger or consolidation and (ii) the equity holders of such other Person immediately prior to the consummation of such transaction shall receive (directly or indirectly) aggregate consideration payable in connection with such transaction (including without limitation cash consideration, the fair market value of any securities and the net present value of any deferred consideration) equal to or greater than $15 million;

              (p) Cause or permit any Subsidiary to merge or consolidate with any other Person (other than the Company or a wholly-owned Subsidiary), or cause or permit any other Person to merge into it, where: (i) the stockholders of such Subsidiary immediately prior to the consummation of such merger or consolidation shall, immediately after the consummation of such merger or consolidation, hold securities possessing more than 50% of both the total voting power of and the beneficial ownership interests in the surviving entity of such merger or consolidation and (ii) the equity holders of the subject Person immediately prior to the consummation of such transaction shall receive (directly or indirectly) aggregate consideration payable in connection with such transaction (including without limitation cash consideration, the fair market value of any securities and the net present value of any deferred consideration) equal to or greater than $15 million;

              (q) Substantially and materially engage in, either through acquisition or internal development, any business other than the Business;

              (r) Make or permit any of its Subsidiaries to make Capital Expenditures in any Fiscal Year in excess, in the aggregate, of two percent (2%) above the approved Capital Budget Plan for such Fiscal Year unless such Capital Expenditure is approved by the Executive Committee of the Board of Directors or a Supermajority Vote of the Board of Directors;

              (s) (i) Sell, transfer, convey, lease or dispose of, outside the Ordinary Course of Business, any assets or properties of the Company or any Subsidiary, whether now or hereafter acquired, in any transaction or transactions, if (X) the aggregate consideration payable in connection with any single such transaction (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration), is greater than $5 million or (Y) the aggregate consideration payable in connection with all such transactions (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration), consummated after the Closing Date, taken as a whole, is or would become as a result of such transaction greater than $20 million; (ii) undergo or cause or permit any Subsidiary to undergo a reorganization or recapitalization; (iii) merge or consolidate with any Person, or permit any other Person to merge into it, where the stockholders of the Company immediately prior to the consummation of such merger or consolidation shall, immediately after the consummation of such merger or consolidation, hold securities possessing 50% or less of either the total voting power of or the beneficial ownership interests in the surviving entity of such merger or consolidation; (iv) cause or permit any Subsidiary to merge or consolidate with any other Person (other than the Company or a wholly-owned Subsidiary of the Company), or cause or permit any other Person to merge into such Subsidiary, where the stockholders of such Subsidiary immediately prior to the consummation of such merger or consolidation shall, immediately after the consummation of such merger or consolidation, hold 50% or less of either the total voting power of or the beneficial ownership interests in the surviving entity of such merger or consolidation, if (X) the value of the assets of such Subsidiary is greater than $5 million or (Y) the aggregate value of the assets of all such Subsidiaries with respect to all such mergers or consolidations consummated after the Closing Date, taken as a whole, and including such transaction, is greater than $20 million;

              (t) Permit any Subsidiary to issue or sell any share of Capital Stock, Option or Convertible Security; PROVIDED, HOWEVER, that the Company may form a new Subsidiary not all of the equity securities of which need be owned directly or indirectly by the Company (a "Partial Subsidiary"), but only if (i) at the time of creation of such Partial Subsidiary, such Partial Subsidiary is designated as such in a written notice to the Purchaser, and, (ii) cumulatively through time no more than $5,000 of assets (in the aggregate ) are transferred to such Partial Subsidiary by the Company or any other Subsidiary, and (iii) no liabilities of such Partial Subsidiary are ever assumed or guaranteed by the Company or any other Subsidiary; or

              (u) Amend, restate, alter, modify or repeal (by merger or otherwise) or permit any Subsidiary to amend, restate, modify or repeal (by merger or otherwise) the certificate of incorporation or bylaws of any Subsidiary in any material respect; or

              (v) Issue any shares of Series D Preferred Stock, otherwise than pursuant to a Type B Conversion.

6.13     BOARD OF DIRECTORS.

              (a) The Board of Directors at all times following the Closing and before a Type B Event Date shall be comprised of between eight (8) and nine (9) members with one vacancy until the ninth member, an Independent nominated by the Purchaser and Carlyle has been approved by the Board of Directors (the "Joint Director") to fill such vacancy. After the occurrence of a Type B Event Date, the Board of Directors shall be comprised of a number of members that is consistent with the Series B Certificate of Designation, the Series C Certificate of Designation, the Series D Certificate of Designation and the Amended Bylaws. As long as Carlyle and all Carlyle Affiliates own at least fifty percent (50%) of the shares of Series B Preferred Stock originally purchased by Carlyle, the holders of the Series B Preferred Stock, by a vote as provided in the Series B Certificate of Designation, shall have the right to elect two (2) directors. As long as the Purchaser, any Affiliate of the Initial Purchaser, or the Purchaser and any such Affiliate of the Purchaser, taken as a whole owns or own shares of Series C Preferred Stock and Series A Preferred Stock with a total liquidation preference, taken as a whole, at least equal to 25% of the total liquidation preference of the shares of Series C Preferred Stock and Series A Preferred Stock outstanding as of the First Closing Date, the holders of the Series C Preferred Stock, by a vote as provided in the Series C Certificate of Designation, shall have the right to elect one (1) director. Until the occurrence of a Type B Event Date, the holders of the Common Stock shall have the right to elect between five (5) and six (6) directors (one (1) of whom shall be the Joint Director) plus, if any of the percentage ownership conditions contained in the two immediately preceding sentences fail to be satisfied otherwise than pursuant to a Type B Conversion, such director or directors as would, absent such failure, be elected by holders of the Series B Preferred Stock or the Series C Preferred Stock, as appropriate.

              (b) Immediately following the Closing, the Board of Directors shall appoint, and shall thereafter until a Type B Event Date, unless approved by a majority of the entire board of directors and a majority of the directors elected by the holders of the Series B Preferred Stock and the Series C Preferred Stock, maintain as provided in the Amended Bylaws the following committees of the Board of Directors with the respective duties, membership and voting requirements stated below, PROVIDED, that if the holders of the Series C Preferred Stock shall, otherwise than as a result of the conversion of their shares of Series C Preferred Stock in a Type B Conversion, cease to have the right to nominate and elect any Preferred Stock Director at all, then such holders shall no longer have the right to select any member of any of the following committees and the member or members of such committees selected by such holders shall automatically cease to be a member or members of such committees:

                   (i)  Compensation Committee, which shall consist of three
    (3) directors, at least one (1) of whom shall be selected jointly by the directors elected by the Series B Preferred Stock and the director elected by the Series C Preferred Stock. An affirmative vote of at least two (2) members of the Compensation Committee shall be required for approval of matters considered by the Compensation Committee. The Compensation Committee shall ensure that the representative on the Compensation Committee selected by the directors elected by the Series B Preferred Stock and the director elected by the Series C Preferred Stock shall receive adequate notice of and an opportunity to participate in any meetings of the Compensation Committee;

                   (ii) Audit Committee, which shall consist of three (3) directors, including as many Independent directors as are available, not to exceed three (3). An affirmative vote of at least two (2) members of the Audit Committee shall be required for approval of matters considered by the Audit Committee;

                   (iii)   Executive Committee, which shall consist of four
    (4) directors, one (1) of whom shall be selected by the directors elected by the Series B Preferred Stock, one (1) of whom shall be selected by the director elected by the Series C Preferred Stock, and two (2) of whom shall be selected by the Board of Directors. The members selected by the directors elected by the Series B Preferred Stock and the director elected by the Series C Preferred Stock may be removed only by the director or directors, respectively, who selected such members. The Executive Committee shall, in addition to the customary duties of an executive committee, have the right to approve any financing activity, including but not limited to the Capital Budget Plan. An affirmative vote of at least three (3) members of the Executive Committee shall be required for approval of any matters considered by the Executive Committee. Each financing activity not approved by the Executive Committee may be referred to the Board of Directors for approval, which approval shall require a Supermajority Vote; and

                   (iv)  An Acquisitions Committee, which shall consist of four
    (4) directors, one (1) of whom shall be selected by the directors elected by the Series B Preferred Stock, one (1) of whom shall be selected by the director elected by the Series C Preferred Stock, and two (2) of whom shall be selected by the Board of Directors. The Acquisitions Committee shall have the right to approve any transaction of the types described in Sections 6.12(m), (n), (o) and (p) with respect to which transaction the aggregate consideration payable in connection with such transaction (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is less than $15 million. A unanimous vote of the Acquisitions Committee shall be required for approval of any matters considered by the Acquisitions Committee. Except as described in the next sentence, each matter considered but not unanimously approved by the Acquisitions Committee may be referred to the Board of Directors for approval, which approval shall require a majority vote of the Board of Directors. The unanimous approval of the Acquisitions Committee or the unanimous approval of the Board of Directors shall be required before the Company or any of its Subsidiaries engage in a transaction of the types described in

    Sections 6.12(m), (n) (which, only for purposes of this clause, shall also apply to Capital Expenditures made by the Company in the ordinary course of business), (o) and (p), in which transaction: (A) the aggregate consideration payable in connection with such transaction (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is less than $15 million; and (B) the Company is to issue its common stock at an implicit or explicit price of less than $8.375 per share. Such implicit price shall be determined in an appraisal approved unanimously by the Acquisitions Committee or unanimously by the Board of Directors, such appraisal to be performed by an independent appraiser selected unanimously by the Acquisitions Committee or unanimously by the Board of Directors.

              (c) Regular meetings of the Board of Directors of the Company shall be held at least once a calendar quarter at the offices of the Company or at such other times and places as may be fixed by the Board of Directors upon notice to the members of the Board of Directors.

              (d) After the Closing, the following matters, among others specified in the Bylaws, shall be deemed approved by the Board of Directors only upon a Supermajority Vote in respect of any such matter:

                   (i)  Approving the annual Capital Budget Plan; and

                   (ii) Approving the Company entering into any financing activity not approved by the Executive Committee.

              (e) Upon any Type A Conversion pursuant to Section 5 of the Series B Certificate of Designation and Section 5 of the Series C Certificate of Designation, of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, the Company shall immediately file a certificate with the Secretary of State of the State of Delaware, pursuant to
Section 151(g) of the Delaware General Corporation Law, setting forth a resolution or resolutions adopted by the Board of Directors of the Company that none of the authorized shares of Series D Preferred Stock are outstanding and that none will be issued subject to the Series D Certificate of Designation.

6.14     RESTRICTIONS ON TRANSFER OF CAPITAL STOCK.

              (a) The Purchaser shall not transfer, sell, assign, or pledge to any Person other than an Affiliate of the Purchaser, or dispose of, any interest in any shares of the Series C Preferred Stock without the prior approval of the Board of Directors, in its sole discretion. The Purchaser shall not transfer, sell or assign to any Affiliate of the Purchaser, any interest in any shares of the Series C Preferred Stock if such Affiliate is engaged in the Business.

              (b) After the Closing Date and before the earlier to occur of April 14, 1999 and a Type B Event, the Purchaser shall not transfer, sell or assign to any Person any of the Series C Conversion Shares without the prior approval of an ordinary majority of the Board of Directors in its sole discretion, other than in the following circumstances:

                   (i) A transfer to an Affiliate of the Purchaser (provided that prior to any such transfer such Affiliate shall have delivered to the Company its written agreement to be bound by the terms of this Section 6.14);

                   (ii) A transfer permitted under Rule 144 under the Securities Act;

                   (iii) A transfer pursuant to a registered offering under registration rights from the Company as provided in the Registration Rights Agreement; or

                   (iv) A transfer pursuant to a transaction available to all stockholders of the Company on the same terms as to the Purchaser, which has been approved by a majority of the Board of Directors;

              (c) If a Type B Event Date occurs prior to April 14, 1999, then from the Type B Event Date until the second subsequent annual meeting of stockholders of the Company after such Type B Event Date, (A) the Purchaser shall not make a transfer of any of its Series D Preferred Stock, Series C Conversion Shares or Series D Conversion Shares in a transaction available to all holders of Common Stock on the same terms as to the Purchaser, unless such transaction has been approved either by (I) the affirmative vote of not less than 80 percent of the outstanding shares of the Company entitled to vote, or
(II) at least two-thirds (2/3) of the directors of the Company (which must include either (i) the Joint Director, if either (x) such Joint Director served in such position as of the Type B Event Date, or (y) such Joint Director has been approved by a majority of the directors who were Common Stock Directors as of the Type B Event Date, or (ii) at least one director who was a Common Stock Director prior to the Type B Event Date, unless neither such Joint Director, nor any of such Common Stock Directors continue to serve on the Board of Directors at such time) and (B) the Purchaser shall not make a transfer of any of its Series D Preferred Stock, Series C Conversion Shares or Series D Conversion Shares in a transaction other than one available to all holders of Common Stock on the same terms as to the Purchaser, unless such transaction has been approved either by (I) the affirmative vote of not less than 80 percent of the outstanding shares of the Company entitled to vote, or (II) at least 50 percent of the directors of the Company who are not the Preferred Stock Directors or the Conversion Directors. If a Type B Event Date occurs prior to October 14, 1999, then from the Type B Event Date until the second subsequent annual meeting of stockholders of the Company after such Type B Event Date, none of the following actions or transactions shall be effected by the Company or approved by the Company as a stockholder of any subsidiary of the Company, and neither the Purchaser nor any other holder of Series D Preferred Stock (other than a holder pursuant to a transfer permitted in paragraphs (b)(ii) or (b)(iii) of this
Section 6.14) shall engage in, or be a party to, any of the following actions or transactions involving the Company or any subsidiary of the Company, if, as of the record date for the determination of the stockholders entitled to vote thereon, or consent thereto, any other corporation, person or entity referred to in clauses (i) through (iv) of this sentence beneficially owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of the Company entitled to vote:

              (i) any merger or consolidation of the Company or any of its subsidiaries with or into such other corporation, person or entity; or

               (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Company or any of its subsidiaries to, or with, such other corporation, person or entity; or

               (iii) the issuance or delivery of any voting securities of the Company or any of its subsidiaries to such other corporation, person or entity in exchange for cash, other assets or securities, or a combination thereof; or

               (iv)   any dissolution or liquidation of the Company;

PROVIDED, HOWEVER, that the prohibitions contained in this sentence shall not apply with respect to any such action or transaction approved by (I) the affirmative vote of not less than 80 percent of the outstanding shares of the Company entitled to vote or (II) at least two-thirds (2/3) of the directors of the Company (which must include either the Joint Director if either (x) such Joint Director served in such position as of the Type B Event Date, or
(y) such Joint Director has been approved by a majority of the directors who were Common Stock Directors as of the Type B Event Date, or at least one director who was a Common Stock Director prior to the Type B Event Date, unless neither such Joint Director, nor any of such Common Stock Directors continue to serve on the Board of Directors at such time).

For purposes of the immediately preceding sentence, a Person shall be deemed to own or control directly or indirectly, any outstanding shares of stock of the Company (A) which it has the right to acquire pursuant to any agreement, or upon the exercise of, conversion rights, warrants or options, or otherwise or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (A) above) by any other corporation, person or other entity (x) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Company or (y) which is its "affiliate" or "associate" as those terms are defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

No transfer of Series C Preferred Stock or Series C Conversion Shares may be made by Purchaser or any Affiliate (other than a transfer described in paragraph (b)(ii) or (b)(iii) of this Section 6.14), unless prior thereto, the transferee in such transfer shall have entered into an agreement in form and substance reasonably satisfactory to the Company, agreeing to be bound by the terms of this Section 6.14(c). Notwithstanding anything to the contrary contained in this Section 6.14(c), the Purchaser shall not need any approval by any directors, the Board of Directors or any stockholders under this
Section 6.14 in order to transfer, sell or assign any of its Series C Conversion Shares in the circumstances and the persons set forth in clauses
(i), (ii) and (iii) of Section 6.14(b).

               (d) The Warrants and the Warrant Shares shall be transferable by the Purchaser, subject to compliance with federal and state securities laws, without the approval of the Board of Directors.

               (e) Except in the case of a transfer pursuant to Rule 144 promulgated pursuant to the Securities Act, or any successor rule, prior to consummating any private sale or transfer of Common Stock to any Person other than an Affiliate of Purchaser, the Purchaser shall provide to the Company the written opinion of reputable legal counsel in form reasonably acceptable to the Company that such sale or transfer is being made in compliance with applicable federal securities laws.

6.15  EXPIRATION OF CERTAIN COVENANTS.

               The covenants contained in Sections 6.3, 6.5 and 6.9 of this Agreement shall expire if, at any date after the Closing Date, the Purchaser and Affiliates of the Purchaser collectively hold, and, upon conversion into Common Stock of all of the Series C Preferred Stock and Series A Preferred Stock and Series D Preferred Stock held by the Purchaser and its Affiliates, would hold less than 5% of the issued and outstanding Common Stock of the Company on a fully diluted basis; PROVIDED, HOWEVER, that to the extent that such covenants relate to or arise out of any Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice), such covenants shall expire if, at any date after the Closing Date, the Purchaser and Affiliates of the Purchaser collectively hold less than 5% of the Series C Preferred Stock originally purchased by the Purchaser.


                                     ARTICLE VII
                                CONDITIONS TO CLOSING

7.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS.

               The respective obligations of each party to consummate the First Closing on the First Closing Date and the Second Closing on the Second Closing Date are subject to the satisfaction or waiver, on or prior to each respective closing date, of the condition that there shall be no injunction or court order restraining consummation of all or any portion of the Transaction, there shall be no pending or threatened Proceeding by or before a court or governmental body brought by or on behalf of any Person or Governmental Entity seeking to restrain or invalidate all or any portion of the Transaction and there shall not have been adopted any law or regulation making all or any portion of the Transaction illegal.

7.2   CONDITIONS TO THE COMPANY'S OBLIGATIONS.

               The obligation of the Company to consummate the Transaction on the First Closing Date is subject to the satisfaction or waiver, by the Company, on or prior to the First Closing Date of each of the following conditions:

               (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the First Closing Date as if such representations and warranties were made at and as of the First Closing Date, and the Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the First Closing Date. There shall be delivered to the Company a certificate (signed by an authorized person of the Purchaser) to the foregoing effect.

               (b) All consents, approvals, Permits and waivers from Governmental Entities and other parties necessary to permit the Company and the Purchaser to consummate the Transaction shall have been obtained.

               (c) The Purchaser shall have delivered to the Company the opinions of Gibson, Dunn & Crutcher, LLP, counsel to the Purchaser, in the form attached hereto as Exhibit H.

               (d) No order enjoining the sale of the Securities or the Carlyle Warrants or the proposed issuance of the Series C Preferred Stock, the Series B Conversion Shares, the Series C Conversion Shares, the Series D Preferred Stock, the Series D Coversion Shares, the Warrant Shares or the Carlyle Warrant Shares shall have been issued and no proceedings for such purpose shall be pending or threatened by the Commission or any commissioner of corporations or similar officer of any state having jurisdiction over the Transaction. At the time of the Closing, the sale and issuance of the Securities, the Carlyle Warrants, the Series C Preferred Stock, the Series B Conversion Shares, the Series C Conversion Shares, the Series D Preferred Stock, the Series D Coversion Shares, the Warrant Shares and the Carlyle Warrant Shares shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject.

               (e)    The Supplemental Service Fee shall have been terminated.

               (f) The Purchaser shall have delivered to the Company, unless waived in writing by the Company, such other documents relating to the Transaction as the Company or the Company's counsel may reasonably request.

               (g) The lender under the Credit Facility shall have executed and delivered the Credit Facility and all related documents.

7.3   CONDITIONS TO THE PURCHASER' OBLIGATIONS.

               The obligation of the Purchaser to consummate the First Closing on the First Closing Date is subject to the satisfaction or waiver on or prior to the First Closing Date of each of the following conditions:

               (a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the First Closing Date as if such representations and warranties were made at and as of the First Closing Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the First Closing Date. There shall be delivered to the Purchaser a certificate (signed by the President and Chief Executive Officer and the Secretary of the Company) to the foregoing effect.

               (b) All consents, approvals, Permits and waivers from Governmental Entities and other parties necessary to permit the Purchaser and the Company to consummate the First Closing shall have been obtained.

               (c) The Company shall have delivered to the Purchaser the opinions of McDermott, Will & Emery, special counsel for the Company, in the form attached hereto as Exhibit I.

               (d) Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company.

               (e) All actions shall have been taken by the Company and its Board of Directors so that, immediately upon the Purchaser's purchase of the Securities, the Board of Directors shall consist of eight (8) directors, two (2) of whom were elected by the holders of Series B Preferred Stock pursuant to the Series B Certificate of Designation and one (1) of whom was elected by the holders of Series C Preferred Stock pursuant to the Series C Certificate of Designation.

               (f) The Amended Bylaws shall be in effect in the form set forth in Exhibit A hereto.

               (g) The Company shall have provided to the Purchaser a copy of the insurance policies together with the riders and schedules thereto which evidence compliance with the provisions set forth in Section 6.7.

               (h) No order enjoining the sale of the Securities or the Carlyle Warrants or the proposed issuance of the Series C Preferred Stock, the Series B Conversion Shares, the Series C Conversion Shares, the Series D Preferred Stock, the Series D Conversion Shares, the Warrant Shares or the Carlyle Warrant Shares shall have been issued and no Proceedings for such purpose shall be pending or threatened by the Commission or any commissioner of corporations or similar officer of any state having jurisdiction over the Transaction. At the time of the Closing, the sale and issuance of the Securities, the Carlyle Warrants, the Series C Preferred Stock, the Series B Conversion Shares, the Series C Conversion Shares, the Series D Preferred Stock, the Series D Conversion Shares, the Warrant Shares and the Carlyle Warrant Shares shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject.

               (i) The Company shall have adopted and duly filed with the Secretary of State of Delaware the Series B Certificate of Designation, the Series C Certificate of Designation and the Series D Certificate of Designation and each such Certificate shall have become effective under Delaware law.

               (j) The Company shall have delivered to the Purchaser, unless waived in writing by the Purchaser:

                         (A) copies (certified by the Secretary of the Company) of the resolutions duly adopted by the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby;

                         (B) a copy (certified by the Secretary of the State of Delaware) of the certificate of incorporation as amended through the date of the Closing and a copy (certified by the Secretary of the Company) of the Company's bylaws as amended through the date of the Closing; and

                         (C) such other documents relating to the Transaction as the Purchaser or the Purchaser's counsel may reasonably request.

               (k) The Company shall have (A) issued the Series B Preferred Stock and (B) issued the Carlyle Warrants.

               (l) The Company and the lender under the Credit Agreement shall have executed and delivered the Credit Facility and related documents.

7.3   CONDITIONS TO SECOND CLOSING

               The sole condition to the Purchaser's and the Company's obligations to consummate the Second Closing shall be the expiration or termination of all waiting periods with respect to Purchaser's filing of a notification under the HSR Act with respect to the transactions to occur at the Second Closing, and that neither the Federal Trade Commission nor the Department of Justice shall have given notice of its intention to challenge the legality of such transaction or to seek further information.

                                ARTICLE VIII
                              INDEMNIFICATION

8.1   SURVIVAL OF REPRESENTATIONS, ETC.

               The representations and warranties of the parties hereto contained herein shall survive the Closing for a period of sixty (60) days following receipt by the Purchaser of the audited financial statements of the Company for the Fiscal Year ended June 30, 1998, except as to (a) the representations and warranties set forth in Sections 4.8, 4.9, 4.13 (to the extent related to any Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice), 4.16, 4.17, 4.32, 4.33, 4.34, 4.35 and 4.36 hereof, which shall survive for the period of the statute of limitations applicable thereto; (b) any matter as to which a Claim has been submitted in writing to the Company prior to such date; and (c) any matter based on fraud by the Company in making any of the representations and warranties contained in this Agreement. With respect to the matters set forth in (b) and (c) above, the cause of action in favor of the Purchaser in respect of such matters shall survive indefinitely.

8.2   INDEMNIFICATION BY THE COMPANY.

               The Company agrees to indemnify and hold harmless the Purchaser, its Subsidiaries, and its Affiliates and the directors, officers, employees, stockholders and partners of each of the Purchaser, its Subsidiaries, and its Affiliates (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and reasonable attorneys' fees, expenses and disbursements of any kind ("Losses") which may be imposed upon or incurred by the Purchaser in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenant or agreement by the Company contained in this Agreement (including, without limitation, the schedules and exhibits hereto), the Series C Certificate of Designation, the Series D Certificate of Designation, the Ancillary Agreements or in any certificate or document delivered pursuant hereto or thereto or arising out of any Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice or otherwise relating to or arising out of the Transaction; PROVIDED, HOWEVER, that the Company shall provide no indemnification with respect to Losses relating to or arising out of the Transaction if such Losses were caused principally by the gross negligence or willful misconduct of one or more Indemnified Parties.

8.3   LIMITATION ON INDEMNITIES.

               No Claim may be made against the Company for indemnification pursuant to Section 8.2 until the aggregate dollar amount of all Losses indemnifiable pursuant to Section 8.2 exceeds $250,000 (in which event the Purchaser shall be entitled to claim the whole amount of such Losses and not merely the excess). In no event shall the aggregate amount paid by the Company pursuant to Section 8.2 exceed $25 million with respect to Claims arising out of or related to matters other than breaches of the representations, warranties and covenants contained in Sections 4.13 (to the extent related to Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice), 4.32, 4.33, 4.34, 4.35, 4.36 and 6.9 (to the extent related to Applicable Laws relating to health care, the health care industry and the provision of health care services, third party reimbursement (including Medicare and Medicaid), public health and safety and wrongful death and medical malpractice), as to which breaches of the representations, warranties and covenants contained in such Sections, there shall be no cap on the Company's indemnification obligations under Section 8.2.

8.4   LOSSES.

               The term "Losses" as used in this Article VIII is not limited to matters asserted by third parties but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims. The difference between (a) any insurance proceeds received by an Indemnified Party in respect of Losses and (b) the legal costs and expenses incurred by such Indemnified Party, if any, in seeking the payment of such insurance proceeds from the insurer or insurers who insured against such Loss, shall be deducted from any Claim for indemnification made by such Indemnified Party against the Company. Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery. If, after payment of any Claim by the Company to an Indemnified Party, such Indemnified Party receives insurance proceeds on account of the Loss indemnified by such payment by the Company, such Indemnified Party shall pay to the Company the lesser of (a) the amount of the payment on the Claim with respect to such Loss by the Company to the Indemnified Party and (b) the amount of such insurance proceeds minus the legal costs and expenses incurred by such Indemnified Party, if any, in seeking the payment of such insurance proceeds from the insurer or insurers who insured against such Loss.

8.5   DEFENSE OF CLAIMS.

               If a claim for Losses (a "Claim") is to be made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the Company as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Article VIII. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the Company as promptly as practicable (and in any event within ten (10) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Company demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the Company shall acknowledge in writing to the Indemnified Party that the Company shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Company shall be entitled, if it so elects, (a) to take control of the defense and investigation of such lawsuit or action, (b) to employ and engage attorneys of its own choice to handle and defend the same, at the Company's cost, risk and expense unless the named parties to such action or proceeding include both the Company and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company, and (c) to compromise or settle such claim, which compromise or settlement (i) shall be made and entered into only with the advance written consent of the Indemnified Party (in its sole discretion) if such compromise or settlement, in the reasonable judgment of the Indemnified Party, would cause more than de minimis harm to such Indemnified Party's business reputation, (ii) may be made and entered into in the sole discretion of the Company if such compromise or settlement provides for the payment solely of cash to the claimant in such lawsuit in full satisfaction of such claimant's claim therein and includes a release of the Indemnified Party to the maximum extent permitted by law (and would not otherwise, in the reasonable judgment of such Indemnified Party, cause more than de minimis harm to such Indemnified Party's business reputation) and (iii) otherwise shall be entered into only with the advance written consent of the Indemnified Party (such consent not to be unreasonably withheld). The Indemnified Party shall cooperate in all reasonable respects with the Company and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the Company fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the Company) have the right to undertake the defense, compromise or settlement of such claim at the Company's cost and the Company shall have the right to participate therein at its own cost; provided, however, that such claim shall not be compromised or settled without the written consent of the Company, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Company reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the Company shall not be liable for the reasonable fees and expenses of more than one firm of attorneys at any time for any and all Indemnified Parties (which firm shall be designated in writing by such Indemnified Party or Parties) in connection with any one such action or proceeding or multiple actions or proceedings provided that they are held in the same jurisdiction, arising out of the same general allegations or circumstances.

                                ARTICLE IX
                               MISCELLANEOUS

9.1   FEES AND EXPENSES.

               The Company shall be responsible for the payment of all expenses incurred by the Company in connection with the Transaction, regardless of whether any portion of the Transaction closes, including, without limitation, all fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the Transaction.

9.2   INJUNCTIVE RELIEF.

               The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and shall be entitled to enforce specifically the provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity

9.3   ASSIGNMENT.

               Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of the Purchaser, or by the Purchaser without the prior written consent of the Company, except that the Purchaser may, without such consent, assign, in whole or in part, the right to acquire the Securities hereunder to an Affiliate of the Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

9.4   NOTICES.

               Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, return receipt requested, facsimile or air courier guaranteeing overnight delivery, as follows:

      If to the Company: InSight Health Services Corp.
                         4400 MacArthur Boulevard, Suite 800
                         Newport Beach, CA  92660
                         Facsimile:  714.851.4488
                         Attn:  Chief Financial Officer

      With a copy to:    McDermott, Will & Emery
                         2049 Century Park East - 34th Floor
                         Los Angeles, CA  90067
                         Facsimile:  310.277.4730
                         Attn:  Mark J. Mihanovic, Esq.

                                and

                        Arent, Fox, Kintner, Plotkin & Kahn
                        1050 Connecticut Avenue, N.W., Suite 600
                        Washington, D.C.  20036
                        Facsimile:  202.857.6395
                        Attn:  Gerald P. McCartin, Esq.


   If to the Purchaser: General Electric Company
                        P.O. Box 414, W-490
                        Milwaukee, WI 53201-0414
                        Facsimile: 414.789.4573
                        Attn:  Richard S. Berger, Finance Manager

                                and

                        GE Capital
                        260 Long Ridge Road
                        Stamford, CT  06927-5000
                        Facsimile: 203.357.6567
                        Attn: Michael E. Aspinwall, Senior Vice President

        With a copy to: Gibson, Dunn & Crutcher LLP
                        333 S. Grand Avenue
                        Los Angeles, CA  90071-3197

                        Facsimile: 213.229.7520
                        Attn: Ronald S. Beard, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the other. All such notices, requests, instructions or other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered, four (4) business days after being deposited in the mail, postage prepaid, if mailed, when receipt is acknowledged by addressee, if by facsimile, or on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

9.5   CHOICE OF LAW.

               This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof; except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. The parties irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and consent to the jurisdiction of, the courts of the United States of America for the Southern District of New York and of the State of New York in Manhattan in connection with the adjudication of any matter arising under or in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and waive any and all objections to such jurisdiction or venue that they may have.

9.6   ENTIRE AGREEMENT.

               All Exhibits and Schedules attached to this Agreement by this reference are incorporated herein as if fully set forth herein. This Agreement, including all Exhibits and Schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchaser dated September 15, 1997. Capitalized terms used in the Exhibits and Schedules but not defined therein shall have the respective meanings ascribed to such terms in this Agreement. Any item disclosed in one Schedule shall be deemed to have been disclosed in all other Schedules.

9.7   COUNTERPARTS.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8   INVALIDITY.

               In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

9.9   HEADINGS; LANGUAGE.

               The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another. Whenever used in this Agreement: the term "Knowledge," with respect to any Person, means the actual knowledge of such Person, after reasonable inquiry. For purposes hereof, a Person shall be deemed to have actual knowledge of the contents of all books and records with respect to which such Person has reasonable access. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all principal employees of any such Person (which, for purposes of the Company, shall include without limitation those Persons listed in Exhibit J) as well as the Chief Executive Officer, President, Chief Financial Officer and all Vice Presidents in the case of corporate Persons, and general partners in the case of general or limited partnerships, as the case may be; "receipt by the Company or any Subsidiary of notice," and similar phrases, means physical receipt at a location owned, leased or operated by the Company or its Subsidiaries; "including" means including, without limitation.

9.10  LIMITATION OF LIABILITY.

               In no event shall (a) any Affiliate of the Purchaser, (b) any member or representative of the Purchaser or of any Affiliate of the Purchaser or (c) any direct or indirect member, stockholder, officer, director, limited partner, employee or any other such person of the Purchaser or any Affiliate of the Purchaser, be personally liable for any obligation of the Purchaser under this Agreement. In no event shall any direct or indirect stockholder, officer, director, partner, employee or salesperson of the Company or any Subsidiary or any other such Person be personally liable for any obligation of the Company under this Agreement.

9.11  AMENDMENTS AND WAIVERS.

               Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and TC Group, L.L.C.

               IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

                                       THE COMPANY:
                                       ------------

                                       INSIGHT HEALTH SERVICES CORP.,
                                       a Delaware corporation

                                          By     ____________________________
                                          Name:  ____________________________
                                          Title: ____________________________


                                        THE PURCHASER:
                                        --------------

                                        GENERAL ELECTRIC COMPANY
                                        a New York corporation

                                          By     ____________________________
                                          Name:  ____________________________
                                          Title: ____________________________